PARTNERSHIP AGREEMENT

                            OF

                       E & H PARTNERS

                Effective as of April 1, 1994





                  PARTNERSHIP AGREEMENT

                           OF

                     E & H PARTNERS

      This Partnership Agreement effective as of April 1, 1994, by and among Emerson Radio Corp., a New Jersey corporation with its principal office located at 9 Entin Road, Parsippany, New Jersey 07054
("Emerson") and Hopper Radio of Florida, Inc., a Florida corporation, with its principal office located at 7145 West 20th Avenue, Hialeah, Florida 33014 ("Hopper").

      WHEREAS, the parties wish to form a general Partnership under the laws of the State of Delaware for the purposes hereinafter described;

      NOW, THEREFORE, in consideration of the mutual covenants herein set forth and other good and valuable consideration, the receipt of which is hereto hereby acknowledged, the parties hereby agree as follows:

      I. DEFINITIONS. Certain defined terms used in this Agreement are set forth in Exhibit A.

      II.   ORGANIZATION.

            2.1 Formation. The parties hereby form a general Partnership pursuant to the provisions of this Agreement and the laws of the State of Delaware.

            2.2   Name.  The name of the Partnership shall be E & H Partners.

            2.3 Trade Name. The Partnership shall conduct its business under any trade name selected by the Partners.

            2.4 Term. The term of the Partnership shall commence as of the date hereof and shall continue until terminated in accordance with the provisions of this Agreement.

            2.5   Principal Office and Qualifications.

                  2.5-1 The principal office of the Partnership shall be located at 7145 West 20th Avenue, Hialeah, Florida 33014, or such other place as may from time to time be determined by the Partners.

                  2.5-2 The Partners shall use their best efforts to qualify the Partnership to do business in each jurisdiction where the activities of the Partnership make such qualification necessary.

      III.  PURPOSE; LICENSES; OTHER BUSINESS.

            3.1 Purposes. The Partnership is being organized for the following:

                  3.1-1. To purchase consumer electronics products from Emerson which products are returned to Emerson by its customers and are available for resale "AS-IS" ("Merchandise"), to refurbish such Merchandise, if feasible, and to sell such Merchandise as refurbished or "as is" worldwide in all countries in which Emerson has trademark rights to the Emerson brand name and trademark ("Merchandise Territory") in accordance with the Sales Agreement between Emerson and E & H Partners ("Sales Agreement") made as of the date hereof.

                  3.1-2. To purchase new consumer electronics products ("New Products") from manufacturers sourced through Emerson Radio International Ltd. upon the terms to be determined by the parties thereto, or through third party sources if such New Products can be obtained on more favorable prices and terms, and to sell the New Products solely in the countries of Mexico, Central and South America in which Emerson has trademark rights to the Emerson brand name and trademark and upon the terms to be determined by the Partners ("New Product Territory"). The Partners shall select an importer of record.

            3.2. Licenses. Emerson agrees to license to the Partnership the trademark design and logo associated with the Emerson name in connection with the Partnership's purposes as specifically defined herein upon the terms to be agreed to by the Partners.

            3.3 Other Business. In the event the Partnership performs a service for either Partner for their individual benefit and not for the benefit of the Partnership, the Partnership shall charge such Partner a fee for providing such services. However, prior to performing such services, the Partners must agree that the Partnership may perform such services and agree to the amount of fee to be charged.

      IV.   INITIAL CAPITAL CONTRIBUTIONS.

            4.1 Proportions. Unless otherwise agreed by all of the Partners, all Initial Capital Contributions ("Initial Contributions") from the Partnership shall be made as follows:

                  4.1-1 Emerson shall (a) contribute Merchandise to the Partnership equal to the amount of Hopper's Initial Cash Contribution including working capital for the first ninety (90) days of operation for including but not limited to costs of labor, rent, overhead, materials, refurbishing and sales expense which amount shall not exceed Five Hundred Thousand ($500,000) U.S. dollars; (b) sell the Merchandise to E & H Partners at the prices set forth in the Sales Agreement, as same may be amended; (c) license to the Partnership its trademark, design and logo upon terms to be agreed to by the Partners; (d) provide E & H Partners access to its vendors through Emerson, (e) relinquish the territories for refurbished Merchandise as set forth herein and in the Sales Agreement; and f) lease to the partnership the equipment to refurbish the Merchandise which Emerson currently owns at its facility located in Princeton, Indiana at a lease rate of $1.00/year which equipment Emerson represents is presently in good working condition. However E & H Partners shall be responsible for the repair and maintenance of such equipment. It is agreed by the Partners that Emerson's Initial Contribution shall constitute Emerson owning 50% Percentage Interest in the Partnership.

                  4.1.-2   Hopper shall (a) provide the set price list
at which all Merchandise shall be sold which shall be approved in advance by the Partners. In order for Hopper to sell such Merchandise at prices below such approved price list, Hopper shall obtain Emerson's prior written approval, (b) provide E & H Partners with financing subject to both Partners agreeing to the terms of the financing; c) provide the physical location for the partnership to perform its refurbishing of merchandise at a rental rate of $2.00/ft. or as otherwise agreed to by the Partners;
d) provide the employees for the Partnership and the overhead cost for the first ninety (90) days of operation including but not limited to costs of labor, rent, overhead, materials, refurbishing, sales expenses, initial purchase of Merchandise, which amounts in the aggregate shall not exceed Five Hundred Thousand ($500,000) U.S. dollars. It is agreed by the Partners that Hopper's Initial Contribution shall constitute Hopper owning 50% Percentage Interest in the Partnership.

The Partners shall agree to the value to be assigned to each Partner's Initial Contribution.

            4.2 Forfeiture. Each Partner hereby acknowledges and agrees that the Partnership and each of the Partners are relying upon the prompt performance in making all Initial Contributions. Accordingly, each Partner hereby pledges to the Partnership and each other Partner its Percentage Interest to secure its obligations to make all Initial Contributions pursuant to Section 4.1 hereof. If any Partner fails to make its Initial Contribution, it shall be deemed to be a Defaulting Partner and its Percentage Interest shall be subject to foreclosure and shall be extinguished as damages for such default. Each Partner acknowledges that if it is a Defaulting Partner, it shall lose its entire investment in the Partnership.

            4.3 No Withdrawal of Interest. No Partner shall have the right to withdraw any part of its Initial Contribution or to receive any distribution, except in accordance with the provisions of this Agreement. No interest shall be paid on any Initial Contribution.

            4.4 Advances by Partners. If any Partner shall advance funds to the Partnership other than as provided in this Article, the amount of such advance shall not be deemed a Capital Contribution unless the Partners expressly agree otherwise in writing. The amount of such advance shall be agreed to in advance by the Partners and shall be debt due from the Partnership to such Partner for all purposes and shall be evidenced by a promissory note of the Partnership payable to the order of the lending Partner. The lending Partner shall have all rights of a creditor against the Partnership for all purposes. The Partners may cause the Partnership to repay any advances to the Partnership in accordance with their terms out of available funds prior to any distributions to the Partners under any other provision of this Agreement. Any advance made by a Partner shall bear such interest and shall have such other terms as are determined by the Partners.

            4.5 Services by Partners. In the event either Partner, in its individual capacity and not as a Partner of the Partnership, provides services to the Partnership for the Partnerships benefit, such Partner shall charge the Partnership a fee for such services. However, prior to the acceptance by the Partners of such services, the Partners must agree that the Partnership may accept such services and agree to the amount of fee to be charged. In accordance herewith, it is hereby agreed and understood that, except for the sales expense during the initial ninety
(90) days of operation as defined in Section 4.1 hereof, in its capacity as selling agent for the Partnership, Hopper shall be paid a fee of gross sales payable as agreed to by the Partners.

      V.    CAPITAL ACCOUNTS.

            An individual Capital Account shall be maintained for each Partner, and the Partner's Initial Contribution shall be credited to that account. Capital Accounts shall be maintained in accordance with section 1.704-1(b) (2) (iv) of the Regulations. In applying the preceding sentence, where any item may be treated in more than one manner under such Regulations, the decision as to which permissible manner is selected shall be made by the Partners. Notwithstanding anything herein to the contrary, consistent with section 1.704-1(b) (2) (iv) of the Regulations, the Capital Accounts of all Partners shall be adjusted to reflect the fair market value of the Partnership's assets (including intangible assets) in connection with (and to be effective immediately prior to) any contribution of capital to or distribution of property from the Partnership, other than a contribution or distribution which is pro rata among all Partners, or upon the liquidation of the Partnership. The Partners understand and acknowledge that the Capital Accounts as so maintained shall be the basis upon which the Partners' Percentage Interests in the Partnership are determined for all purposes hereunder.

      VI.   ALLOCATION OF PROFITS AND LOSSES.

            6.1 Allocations to be Pro Rata. Profits or Losses for any Accounting Period shall be allocated fifty percent (50%) to each Partner for that Accounting Period.

            6.2 Definition of Profits and Losses. Profits or Losses shall mean, for each Accounting Period, the amount of net profit or net loss as shown of the financial statements of the Partnership (which financial statements shall be consolidated with those of any subsidiaries the Partnership may at any time own) for such Accounting Period prepared pursuant to Article XIII in accordance with generally accepted accounting principles, consistently applied ("GAAP"); provided, however, that for purposes of adjusting the Partner's Capital Accounts in accordance with
Article V to reflect such Profits or Losses, the Profits or Losses determined in accordance with GAAP shall be adjusted as shall be deemed necessary by the Partners, in order to make such definition of Profits and Losses consistent with the principles set forth in section 1.704-1(b)(2) of the Regulations. Any elections or other decisions relating to the manner in which the income, deductions, gains, losses and credits of the Partnership shall be allocated for tax purposes among the Persons who were Partners during a given Accounting Period shall be made by the Partners in such manner as they deem equitable; provided that any such allocation shall be in accordance with the Code and the Regulations.

      VII.  DISTRIBUTIONS.

            7.1 Time and Amount of Distributions. Distributions of cash shall be made from the Partnership to the Partners on a quarterly basis or at such other times as the Partners may determine; provided, however, that for any calendar year the Partnership shall distribute cash no less than the "Tax Distribution Amount" (as defined in Section 7.3). The Partners shall make such minimum distributions at such times during the calendar year and during the 75 days following the end of the calendar year as shall enable the Partners to use such distributions to satisfy their estimated and final income tax liabilities for the calendar year. Further, the Partners shall cause the Partnership to make additional distributions to the Partners to the extent they, in their discretion, determine that the Partnership shall have excess cash flow which is not necessary for current and reasonably foreseeable future capital expenditures, lease obligations, operating expenses and working capital.

            7.2 Distributions to be Pro Rata. All distributions to the Partners shall be made in proportion to the Partners' Percentage Interests at the time of distribution.

            7.3 Tax Distribution Amount. For purposes of this Agreement, the "Tax Distribution Amount" for any calendar year shall be an amount equal to fifty percent (50%) of the aggregate taxable income taxed to the Partners for federal income tax purposes for such calendar year; provided, however, that if the maximum marginal federal individual income tax rate, including any surtax, shall increase beyond the rate applicable during 1993, or if at any time after 1993 the maximum marginal federal corporate income tax rate shall exceed the maximum marginal federal income tax rate (including any surtax), then an equitable adjustment to the Tax Distribution Amount shall be made.

      VIII  REPRESENTATIONS AND WARRANTIES.

            8.1 Representations and Warranties of Emerson Radio Corp. Emerson Radio Corp. hereby represents and warrants to the other Partner as follows:

                  8.1-1 It has been duly organized and is validly existing and in good standing under the laws of the State of New Jersey and has the requisite power and authority to carry on its business.

                  8.1-2 Subject to the approval of the United States Bankruptcy Court, it has the full right, power and authority to execute and deliver this Agreement and to perform each of its obligations hereunder and no consent from any third party is required for its execution, delivery and performance hereof.

                  8.1-3 Subject to the appropriate Bankruptcy Court order, the consummation of the transactions contemplated hereby will not violate, conflict with or result in a breach of any terms of any instrument or other agreement to which it is a party, nor to the best of its knowledge, will it conflict with any applicable law, regulation, ordinance or order.

                  8.1-4 Subject to the approval of the United States Bankruptcy Court, it has duly executed and delivered this Agreement and that all actions necessary to make this Agreement its valid and binding obligation have been taken and this Agreement is not subject to any restriction which prohibits or would be violated by the execution and delivery hereof or consummation of the transactions contemplated hereby.

                  8.1-5 It has reviewed the terms of and understands that the Partnership will be executing, delivering and performing pursuant to the terms of the Sales Agreement.

            8.2 Representations and Warranties of Hopper. Hopper hereby represents and warrants to the other Partner as follows:

                  8.2-1 It has been duly organized and is validly existing and in good standing under the laws of the State of Florida and has the requisite power and authority to carry on its business.

                  8.2-2 It has the full right, power and authority to execute and deliver this Agreement and to perform each of its obligations hereunder and no consent of any third party is required for its execution, delivery and performance hereof.

                  8.2-3 The consummation of the transactions contemplated hereby will not violate, conflict with or result in a breach of any terms of any instrument or other agreement to which it is a party, nor to the best of its knowledge, will it conflict with any applicable law, regulation, ordinance or order.

                  8.2-4 It has duly executed and delivered this Agreement and all actions necessary to make this Agreement its valid and binding obligation have been taken and this Agreement is not subject to any restriction which prohibits or would be violated by the execution and delivery hereof or consummation of the transactions contemplated hereby.

                  8.2-5 It has reviewed the terms of and understands that the Partnership will be executing, delivering and performing pursuant to the terms of the Sales Agreement.

      IX. MANAGEMENT OF PARTNERSHIP; RIGHTS, POWERS AND DUTIES OF THE GENERAL MANAGER.

            9.1   General Manager.

            Barry Smith of Hopper shall be General Manager of the Partnership ("General Manager") and shall have operational control of the day-to-day business of the Partnership and all transactions in the ordinary course of business, including but not limited to all matters pertaining to (i) the production, purchase, marketing and sale of the Partnership's Merchandise and New Products (ii) the retention and termination of employees of the Partnership; and (iii) all of the Partnership's administrative matters. Not- withstanding the above, the General Manager shall only operate the day-to-day business of the Partnership in accordance with operating budgets and forecasts as approved in advance by the Partners. If Barry Smith resigns as the General Manager, ceases to be a principal of Hopper, becomes insolvent or bankrupt, the Partners shall designate a new General Manager.

            9.2 Specific Powers. In furtherance of the foregoing, the General Manager shall have all powers which are necessary to carry out the duties as specifically defined in section 9.1 herein.

            9.3 Liability of The General Manager. The General Manager shall not be liable to the Partnership or to any Partner for (i) the performance of, or the omission to perform, any act if in good faith the General Manager determined that such conduct was in the best interest of the Partnership, in accordance with his duties as defined in section 9.1 and such conduct did not constitute fraud or reckless or intentional misconduct, (ii) the termination of the Partnership and this Agreement pursuant to the terms hereof, and (iii) the performance of, or the omission to perform, any act in good faith reliance on advice of legal counsel, accountants or other professional consultants to the Partnership

            9.4 Indemnification of The General Manager. The Partnership, its receiver or its trustee shall indemnify, defend and hold the General Manager and his permitted successors and assigns harmless from and against any expense, loss, damage or liability incurred or connected with, or any claim, suit, demand, loss, judgment, liability, cost or expense (including reasonable attorneys' fees) arising from or connected with the Partnership or any act or omission of the General Manager (including claims, suits or demands by another Partner), and amounts paid in settlement of any of the foregoing, provided that the same were not the result of fraud or reckless or intentional misconduct on the part of the General Manager. The Partners, in their discretion, may advance to the General Manager the costs of defending any claim, suit or action against the General Manager connected with the Partnership or any act or omission by the General Manager if the General Manager undertakes to repay the advanced funds, with interest, if the General Manager is not entitled to indemnification under this Section 9.4.

      X.    TRANSFER OF INTERESTS IN PARTNERSHIP.

            10.1 Restrictions on Transfers. Except as otherwise permitted by this Agreement, no Partner shall Transfer all or any portion of its interest in the Partnership.

            10.2 Permitted Transfers. A Partner shall only be permitted to Transfer all or any portion of its interest in the Partnership
("Partnership Interest") to a wholly owned subsidiary, or a wholly owned subsidiary of a wholly owned subsidiary, of the transferring Partner.

            10.3 Conditions Precedent To Transfer. Notwithstanding any provision of Section 10.2, no Transfer shall be permitted, except in the case of a Transfer occurring involuntarily by operation of law, unless the transferor and transferee shall execute and deliver to the Partnership such opinions of counsel and documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Partnership to effect such Transfer and to confirm the agreement of the transferee to be bound by the provisions of this Agreement (including this Article).

            10.4 Effect of Disposition. Following any disposition of a Partner's entire Partnership Interest, the Partner shall have no further rights as a Partner in the Partnership (including any rights as a General Manager).

            10.5 Transferee's Capital Account. In any interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

      XI. COVENANT AGAINST COMPETITION. Emerson hereby expressly acknowledges and agrees that, for a period of one (1) year following termination of this Agreement as provided herein, it will not directly or indirectly through its employees, agents or representatives, sell remanufactured products to or contact Hopper's existing customers as of the effective date of this Agreement, to the extent Hopper substantiates such customers were existing Hopper customers at such time and identifies such customers to Emerson in writing at time of termination, unless Emerson obtains Hopper's prior written consent. It is Hopper's option whether it will so identify customers at time of termination.

      XII.  DISSOLUTION AND TERMINATION.

            12.1 Events Causing Dissolution. The Partnership shall be dissolved and its affairs wound up upon the first to occur of the following:

                  12.1-1 a determination by the Partners to dissolve the Partnership;

                  12.1-2 the occurrence of the dissolution, insolvency, bankruptcy, death or incompetency of a Partner if such event leaves only one other Partner remaining as a Partner;

                  12.1-3 the entry of a judgment of dissolution by a court of competent jurisdiction;

                  12.1-4 if either Partner provides six (6) months' written notice to the other Partner that it wishes to dissolve the Partnership.

            12.2  Liquidation.

                  12.2-1 Upon a dissolution of the Partnership requiring the winding-up of its affairs, the General Manager (which term for purposes of this Article XII shall mean a Person appointed by the Partners if the General Manager at time of dissolution cannot or will not then serve) shall wind up its affairs. The assets of the Partnership shall be sold within a reasonable period of time to the extent necessary to pay or provide for the payment of all debts and liabilities of the Partnership, and may be sold to the extent deemed practicable and prudent by the Partners.

                  12.2-2 The net assets of the Partnership remaining after satisfaction of all such debts and liabilities and the creation of any reserves under Subsection 12.2-4, shall be distributed to the Partners in accordance with their positive Capital Account balances as of the date of such distribution, after giving effect to all contributions, distributions and allocations for all periods, including the period during which such liquidation occurs. Any property distributed in kind in the liquidation shall be valued at fair market value.

                  12.2-3  Distributions to Partners pursuant to this
Article XII shall be made by the end of the taxable year of the liquidation, or, if later, within ninety (90) days after the date of such liquidation in accordance with Regulation Section 1.704-1(b)(2)(ii)(g).

                  12.2-4 The Partners shall withhold from distribution under this Section 12.2 such reserves which are required by applicable law and such other reserves for subsequent computation adjustments and for contingencies, including contingent liabilities relating to pending or anticipated litigation or to Internal Revenue Service examinations. Any amount held as a reserve shall reduce the amount payable under this
Section 12.2 and shall be held in a segregated interest-bearing account. The unused portion of any reserve shall be distributed with interest thereon pursuant to this Section 12.2 after the Partners shall have determined that the need therefore shall have ceased.

            12.3 Partner's Deficit Capital Account. If the Partnership is "liquidated" within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g), distributions shall be made only to Partners with positive Capital Accounts in compliance with Regulation Section 1.704-1(b)(2)(ii)(b)(2). If any Partner's Capital Account shall have a deficit balance after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs, that Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero, in compliance with Regulation Section 1.704-1(b)(2)(ii)(b)(3), and if the Partnership is dissolving and being wound up pursuant to this Article XII the amount so contributed shall be treated as proceeds from the liquidation of Partnership assets for purposes of, and shall be distributed pursuant to, this Article XII.

      XIII. BOOKS AND REPORTS.

            13.1 Maintenance of Records. The Partners shall appoint a third party accountant ("accountant") to maintain true and correct books and records of the Partnership in accordance with GAAP. Such books and reports shall be maintained at the accountant's offices or at such other location as agreed to by the Partners. Each Partner, and any duly authorized employee, agent or representative thereof, shall have the right to inspect, copy and make extracts or compilations from or, at such Partner's request, have the accountant send to such Partner copies of such books and reports.

            13.2  Reports to Partners.    As soon as practicable after the
end of each Fiscal Year, the accountant (i) shall cause to be prepared and sent to each Partner a balance sheet and a statement of income of the Partnership which shall be audited by a certified public accountant, and
(ii) shall cause to be prepared and sent to each Partner a report setting forth in sufficient detail all such information and data with respect to the Partnership for such fiscal Year as shall enable such Partner to prepare its Federal, state and local income tax returns in accordance with the laws, rules and regulations then prevailing. The accountant shall also cause to be prepared and filed all Federal, state and local tax returns required of the Partnership. All balance sheets, statements, reports and tax returns required pursuant to this Section 13.2 shall be prepared at the expense of the Partnership.

      XIV. PARTNERSHIP EXPENSES. The Partners agree that the Partnership shall pay the reasonable costs and expenses of the Partners incurred directly in connection with the business of the Partnership, provided such costs and expenses are approved in advance by the Partners.

      XV. AMENDMENT OF PARTNERSHIP AGREEMENT. This Agreement may be amended only by the written agreement of the Partners.

      XVI. NOTICES. All notices, consents, waivers, requests or other instruments or communications given pursuant to this Agreement shall be in writing, signed by the party giving the same, and shall be delivered by hand or sent by registered or certified United States mail, return receipt requested, postage prepaid, or by a recognized overnight delivery service, addressed, in the case of the Partnership, to the Partnership at its principal place of business, with a copy to each Partner, at the address set forth in the Partnership's books and records. Any Partner may, by notice to the Partnership and each other Partner given in the manner specified in this Article, specify any other address for the receipt of
such notices, instruments or other communications.   Any notice, instrument
or other communication shall be deemed properly given when personally delivered, on the fifth day after being so mailed by certified or registered mail, or on the next business day after being so sent by overnight delivery service.

      XVII.  (OMITTED)

      XVIII. MISCELLANEOUS.

            18.1  Interpretations.

                  18.1-1 Article, Section and Subsection headings are not to be considered part of this Agreement, are included solely for convenience and are not intended to be full or accurate descriptions of the contents thereof.

                  18.1-2 The use of the terms ""herein", hereunder", "hereof" and like terms shall be deemed to refer to this entire Agreement and not merely to the particular provision in which the term is contained, unless the context clearly indicates otherwise.

                  18.1-3 The use of the word "including" or a like term shall be construed to mean "including but not limited to".

                  18.1-4 Exhibits and schedules to this Agreement are an integral part of this Agreement.

                  18-1-5 Words importing a particular gender shall include every other gender and words importing the singular shall include the plural and visa-versa, unless the context clearly indicates otherwise.

                  18.1-6 Any reference to a provision of the Code or Regulations shall be construed to be a reference to any successor provision thereof.

                  18-1-7 This Agreement is the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements relating to such subject matter. Any matter concerning the Partnership or Partnership business which is not specifically set forth herein must be unanimously approved in writing by the Partners.

            18.2 Severability. If any provision of this Agreement shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

            18.3 Counterparts. This Agreement may be executed in several counterparts, and as so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or to the same counterpart.

            18.4 Benefits and Obligations. The covenants and agreements herein contained shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, administrators, legal representatives, successors and assigns. No provision of this Agreement shall inure to the benefit of, or be enforceable by, any creditors, contractors or other third parties.

            18.5 Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

            18.6 Consent to Jurisdiction; Service of Process. Each Partner, wherever resident or doing business, (i) hereby consents to the venue and jurisdiction of, and hereby waives any defense based upon the lack of jurisdiction or venue of, any Delaware court or the United States District Court for the District of Delaware in connection with any suit to enforce the rights of the parties hereunder or any right or action related to this Agreement, and (ii) hereby agrees that process may be served in any such action in any manner provided by the laws of the United States District Court for the District of Delaware or the State of Delaware for service of process or by mailing a copy of such process by certified mail, return receipt requested.

            18.7 Waiver of Partition. Except as specifically set forth herein, each Partner irrevocably waivers any right that it may have to maintain any action for partition with respect to the property of the Partnership or to compel any sale or appraisal of Partnership assets.

            18.8 Assumed Name and Amendments. The Partnership shall file a certificate of assumed name of the Partnership in accordance with Title 56 of the New Jersey statutes, as amended from time to time, or any similar provision of any other jurisdiction in which the Partnership does business, and amend the same to the extent required by applicable law.

            18.9 Nonsolicitation. The Partners agree not solicit each others employees.

            18.10 Non-Disclosure. The Partners hereby expressly acknowledge and agree that (unless required by applicable law or court order and except for disclosure to attorneys and accountants), without the prior consent of each Partner, they may not disclose to any person or entity (i) that the Partnership or this Agreement exists, (ii) any of the terms of the Partnership or this Agreement, or (iii) any non-public information regarding the Partnership or the operation of its business. In addition to and not in limitation of the foregoing, no Partner (including its Affiliates, employees and agents) may make any public statement or other disclosure regarding the Partnership or its affairs without the prior consent of each Partner.

            18.11 No Third Party Beneficiaries. This Agreement and the rights, representations and obligations hereunder do not and shall not confer any rights to any third parties including, but not limited to, banks and any other financial lenders of the Partnership or either Partner, and no third parties shall have any rights under this Agreement.

            18.12 Emergence from Bankruptcy The Partners hereby expressly acknowledge and agree that the effectiveness of this Agreement, and the rights and obligations hereunder, are conditioned upon 1) the emergence of Emerson from the bankruptcy action presently filed in the U.S.
Bankruptcy Court of the District of New Jersey ("Bankruptcy"); and, 2) the emergence from Bankruptcy is due to the funding of the confirmed Plan of Reorganization by Fidenas Investment Limited or an affiliate thereof.

            18.13 Attorneys Fees and Costs. It is agreed and acknowledged by the Partners that, in any suit by either Partner to enforce the rights under this Agreement, the prevailing Partner shall be entitled to receive from the other Partner the reasonable attorneys fees and costs incurred from such suit.


      IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as a Partner as of the day first set forth above.

HOPPER RADIO OF FLORIDA, INC.             EMERSON RADIO CORP.


By: /s/Barry Smith                        By:/s/ Eugene I. Davis
       ______________________              _______________________________
       Barry Smith, President                    Eugene I. Davis, Executive
                                                 Vice President

                        EXHIBIT A - DEFINITIONS

          For purposes of this Agreement, the following terms shall have the following meanings:

            A.1 "Accounting Period" means the following fiscal periods: the initial Accounting Period shall commence on the first day of the term of the Partnership. Each subsequent Accounting Period shall commence immediately after the close of the next preceding Accounting Period.
Each Accounting Period shall close at the close of business on the first to occur of (i) the last day of a Fiscal Year of the Partnership, (ii) the acceptance of a Capital Contribution from a new or existing Partner, other than a Capital Contribution which is pro rata among all existing Partners, (iii) the effective date of any withdrawal of a Partner, or
(iv) the date of the Partnership's liquidation.

            A.2 "Affiliate" means with respect to any person or entity, a person or entity which directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such person or entity.

            A.3 "Agreement" means this Partnership Agreement, as amended and in effect from time to time.

            A.4 "Capital Account" means, with respect to any Partner, the amount of such Partner's Capital Contributions, increased or decreased as provided in this Agreement.

            A.5 "Capital Contribution" means, with respect to any Partner, the amount of money and the value of any property other than money contributed to the Partnership by the Partner.

            A.6 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            A.7 "Fiscal Year" means the calendar year; but, upon commencement of the Partnership, "Fiscal Year" means the period from the first day of the term of the Partnership to the next following December 31, and upon dissolution of the Partnership it shall mean the period from the end of the last preceding Fiscal Year to the date of such dissolution.

            A.8 "General Manager" means the person designated as the General Manager pursuant to Section 9.1.

            A.9 "Partner" means Emerson Radio Corp. and Hopper Radio of Florida, Inc. and any Person subsequently admitted as a Partner of the Partnership pursuant to the terms of this Agreement.

            A.10 "Partners" means Emerson Radio Corp. and Hopper Radio of Florida, Inc. collectively.

            A.11 "Partnership" means the general Partnership subject to this Agreement.

            A.12 "Percentage Interest" means, with respect to any Partner for any Accounting Period, the percentage obtained by dividing the balance in such Partner's Capital Account at the beginning of the Accounting Period by the aggregate balances in the Capital Accounts of all Partners at such time, as adjusted, if at all, in accordance with the provisions of
Article V.

            A.13 "Person" means an individual, a corporation, an association, a Partnership, a joint venture, an estate, a trust, or any other legal entity.

            A.14 "Profits and Losses shall have the meaning set forth in Article VI of this Agreement.

            A.15 "Regulations" means the Income Tax Regulations promulgated under the Code, as such Regulations may be amended from time to time.

            A.16  "Territory" shall mean the territories as defined in
Section III.

            A.17 "Transfer" shall mean, as a noun, any voluntary or involuntary transfer, sale, pledge, hypothecation, gift, or other disposition and, as a verb, voluntarily or involuntarily to transfer, sell, pledge, hypothecate, give or otherwise dispose of.


                               SALES AGREEMENT


      This Agreement, effective as of April 1, 1994 is between Emerson Radio Corp. ("Seller or the "Company"), a New Jersey corporation, having its principal place of business at 9 Entin Road, Parsippany, New Jersey, 07054 and E & H Partners ("Partnership"), a Delaware Partnership, with executive offices at 7145 West 20th Avenue, Hialeah, Florida 33014.

      WHEREAS:

      A. The Seller directly and through affiliates distributes a variety of consumer electronics and microwave products under the Emerson brand name primarily in the United States of America, Mexico and Canada, but also, throughout the world;

      B. From time-to-time certain of such products are returned by Seller's customers in the United States to the Seller, some of which are reported to exhibit electronic, mechanical and/or cosmetic imperfections. Such products may be inspected and refurbished by or for the benefit of Seller and may be resold as refurbished or "AS IS"; and

      C. The Partnership desires to purchase from Seller products available for re-sale "AS-IS", refurbish such products for resale and resell such products and represents it has the capability, capacity, personnel and experience to refurbish and resell such products.

            NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the Seller and Partnership hereby mutually agree as follows:

1.    TERM

      The terms set forth herein shall be effective commencing April 1, 1994 and continue through December 31, 1996 subject to earlier termination as set forth herein or renegotiation by the parties.

2.    PURCHASE AND EXCLUSIVE SALE REQUIREMENTS

      Partnership agrees to purchase from Seller and Seller agrees to sell exclusively to Partnership all consumer electronics and microwave products returned by Seller's customers in the United States to Seller. Such products shall be referred to hereinafter as the "Merchandise".

3.    NOTICE OF AVAILABILITY

      A. At least once a month, unless more frequently requested by the Partnership not to exceed four (4) times a month, Seller shall deliver to Partnership a schedule of the quantities of Merchandise to be sold to Partnership hereunder ("Notice of Availability"). After receipt of the Notice of Availability, Partnership shall take delivery of the Merchandise listed in the Notice of Availability within a reasonable amount of time not to exceed fifteen (15) business days of the Notice of Availability. A Notice of Availability may be given as frequently as determined by Seller in its own discretion.

      B. Partnership represents that it is aware that Seller is planning to enter into arrangements to sell consumer electronics products in geographic regions and countries where Seller does not presently distribute such products. The Partnership will not directly compete with Seller in Seller's distribution channels on any current line models. Notwithstanding the above, the Partnership may market the refurbished Merchandise in all areas of the U.S.

4.    PRICING

      The price of the Merchandise to Partnership is set forth in the presently effective price list ("Price List"), a copy of which is annexed as Exhibit A. The Price List shall be subject to such increases or decreases, as may be mutually agreed to by the parties, considering current factory prices adjusted to percentage discounts against newest landed price for similar or like models or market situation warrants adjustment. Seller and Partnership agree to establish a price structure for discontinued non-current Merchandise not reflected on Exhibit A.

5.    PAYMENT

            Due Date and Credit

      Hopper Radio of Florida, Inc. shall arrange a credit facility for payment by the Partnership to Emerson on terms to be agreed to by the Partnership and Emerson.

6.    AVAILABILITY AND DELIVERY

      All of Partnership's purchases of Merchandise from Seller will be sold and delivered F.O.B. Seller's facilities or such facilities designated by Seller (the "Facilities"). Irrespective of any other provision hereof, Partnership shall bear all risk of loss or damage to the Merchandise upon Seller's delivery of the Merchandise to Partnership's agent at the Facilities. All shipping, packing, warehousing, insurance, demurrage, freight and other costs shall be borne by the Partnership. The Partnership shall select a method of conveyance conforming to the standard commercial practices of the Partnership.

7.    SECURITY INTEREST

      Partnership hereby grants to Seller a security interest in unpaid Merchandise, and parts and accessories for same ("Collateral"), to secure all liabilities (including renewals, extensions and substitutions of same) of the Partnership to the Seller arising out of or relating to the purchase by Partnership of the Merchandise. The failure of Partnership to pay the purchase price of any Merchandise when due shall give the Seller the right, without liability, to repossess the Collateral with or without notice or demand and to avail itself of any legal or equitable remedy, with or without terminating this Agreement. Seller shall have all the rights of a secured party. Partnership agrees to execute and deliver a Security Agreement and related Financing Statement (UCC-1) consistent with the terms of this Agreement and take any and all other action as may be required in order to assist Seller in perfecting the security interest in the Collateral including execution and delivery of reasonably requested documentation.

8.    INSPECTION, REPAIR AND REFURBISHING

      Upon receipt of the Merchandise, Partnership shall inspect each such Merchandise and, if feasible in Partnership's sole discretion, repair and refurbish same in accordance with applicable industry standards and applicable law for resale as refurbished product. Packaging by Partnership of the inspected and, if applicable, refurbished Merchandise shall plainly indicate that the Merchandise has either been refurbished or is to be resold "AS IS". Partnership agrees to employ sufficient and properly trained personnel and maintain all necessary facilities, tools, equipment, quality control and repair manuals and procedures necessary for the proper performance of the inspection and refurbishing services to be provided by Partnership. Upon reasonable notice, Partnership shall allow Seller to inspect its refurbishing facilities. Partnership shall maintain and make available to Seller such records, reports, samples and test results as shall be agreed upon by the parties hereto.


9.    PARTS AND ACCESSORIES

      Seller agrees to sell and source for Partnership, and Partnership agrees to buy from Seller, parts and accessories for the Merchandise upon terms to be agreed upon by the parties unless the Partnership can obtain equivalent or better parts and accessories from third parties at more favorable prices and terms. Partnership agrees that no parts or accessory orders placed by or at the request of Partnership may be cancelled.

10.   TERRITORY

      Partnership shall have the exclusive right to resell the Merchandise refurbished by the Partnership worldwide in all countries where Seller has trademark rights to the Emerson brand name and trademark ("Territory). Partnership agrees to and shall not resell the Merchandise in any place outside the Territory.

11.   DUTY DRAWBACKS

      At Seller's cost and expense, Partnership shall cooperate with and take all actions reasonably necessary to afford Seller the benefit of and assist Seller in securing any applicable duty drawbacks or refunds to which it may be entitled from any governmental entity as a result of the sale of the Merchandise to Partnership.

12.   TAXES/DUTIES

      Partnership will be responsible for and shall pay all applicable duties, taxes, fees or additional charges (including any interest and penalties thereon), if any, imposed by taxing authorities by direct reason of the sale and delivery of the Merchandise. These duties, taxes, fees or additional charges shall not include any taxes assessed on Seller's income. In the event Partnership is purchasing for resale, a duly executed resale certificate shall be delivered to Seller prior to delivery of Merchandise by Seller, or Partnership shall pay to Seller all applicable sales, excise or other applicable taxes which would have otherwise not been required to be collected by Seller.

13.   PARTNERSHIP'S AUTHORITY

      Partnership hereby represents and warrants to Seller that:

            (a) Partnership is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

            (b) Partnership has the full power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder.

            (c) The execution and delivery of this Agreement has been duly authorized by all necessary action of Partnership and constitutes the valid and legally binding obligation of Partnership enforceable against Partnership in accordance with its terms.

14.   SELLER'S AUTHORITY

      Seller hereby represents and warrants to Partnership that:

            (a) Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

            (b) Subject to Bankruptcy Court approval, Seller has the full power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder.

            (c) The execution and delivery of this Agreement has been duly authorized by all necessary corporate action of Seller and, subject to Bankruptcy Court approval, constitutes the valid and legally binding obligation of Seller enforceable against Seller in accordance with its terms.

15.   FORCE MAJEURE

            A. Neither party will have any liability to the other by reason of any failure or delay in performance of any provision of this Agreement, except for payment obligations, if and to the extent that such failure or delay is due to any occurrence (other than financial) beyond the reasonable control of the party failing or delaying to perform. "Beyond reasonable control" includes, but is not limited to, (i) acts of God, (ii) labor disputes, (iii) civil disturbances, (iv) fires, (v) floods,
(vi) explosions, (vii) riots, war, rebellion or sabotage, (viii) transportation failure or delays or (ix) rules, regulations, orders, or directives of any governmental body (including any agency or subdivision thereof), provided that with respect to (ix), the party seeking relief has completed and made all requisite applications and paid all requisite fees, permits, imposts and taxes in a timely fashion.

            B. A party seeking relief shall, as soon as practicable after the impediment and its effects on its ability to perform become known, give written notice to the other party. Written notice shall also be given when the impediment ceases. Grounds of relief under this Section relieves the failing party from damages and/or penalties, but not from the duty to pay interest at the Prime Rate plus three percent (3%) per annum on monies due and owing to the other party.

16.   TERMINATION

      A. If either party defaults on any material obligation required of it or breaches any material term or provision of this Agreement, then the other party may terminate this Agreement upon thirty (30) days prior written notice unless such default is cured within said thirty (30) day period.

      B. This Agreement shall terminate by its own force without notice from Seller in the event that (i) Partnership shall be dissolved or shall lose its authorization to do business by forfeiture or otherwise, or shall be adjudicated a bankrupt or insolvent, (ii) a trustee, liquidator or receiver shall be appointed for the Partnership or a material or substantial portion of its assets, subsidiaries or property, or any substantial parts thereof, (iii) any court or governmental agency shall have taken jurisdiction of the business or property of the Partnership or any substantial part thereof or (iv) any proceedings for the reorganization, dissolution, liquidation or winding up of the Partnership shall have been commenced by a third party, and any such event described in (i) through
(iv) above has not been cured, dismissed or reversed within thirty (30) days from the date of occurrence.

      C. This Agreement shall terminate immediately by its own force, without notice from Seller in the event that (i) Partnership makes an assignment for the benefit of creditors, or a public admission of insolvency, (ii) Partnership shall file a voluntary petition in bankruptcy under any bankruptcy or insolvency law or any law providing for Partnership's reorganization, dissolution, liquidation or winding up,
(iii) Partnership shall consent to the appointment of a receiver or trustee of itself or of its property or any substantial part thereof or (v) the Partnership is dissolved.

      D. In the event that the (i) Partnership has rendered or renders an incorrect, material representation in connection with the rights granted Partnership hereunder, (ii) Partnership commits intentional or negligent damage to Seller's business, reputation, client base, distribution channels or assets or the value of any of Seller's tradenames, trademarks, service marks, symbols, signs, good will or other distinctive marks (iii) Partnership fails to timely pay for the Merchandise (iv) Partnership registers or attempts to register in its own name, or the name of any affiliate, any trademark owned by the Seller or similar to a trademark owned by the Seller, (v) Partnership fails to timely purchase or accept delivery of all Merchandise required hereunder, (vi) Partnership breaches any of the representations and warranties set forth in Section 18 then, in addition to the rights granted, or available under law or in equity, Seller may, by written notice to Partnership, require such breach or event to be remedied and if such breach or event is not remedied within thirty (30) days after such notice, Seller shall have the right to terminate this Agreement and all of Seller's obligations hereunder forthwith by a further notice in writing, such termination to be effective upon receipt of such notice.

17.   SELLER'S DISCLAIMER OF WARRANTIES

      SELLER SELLS THE MERCHANDISE AND ANY PARTS AND ACCESSORIES TO PARTNERSHIP, WITHOUT WARRANTY OF SELLER, ON AN "AS IS" BASIS ANY AND ALL WARRANTIES EITHER EXPRESS OR IMPLIED INCLUDING, BUT NOT LIMITED TO, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY EXCLUDED. SELLER SHALL NOT BE LIABLE TO PARTNERSHIP FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES OF ANY NATURE OR KIND WHATSOEVER, OR FOR LOST PROFITS. PARTNERSHIP SHALL UNDER NO CIRCUMSTANCE HAVE THE RIGHT TO RETURN THE MERCHANDISE TO SELLER, EXCEPT AS SPECIFICALLY AGREED TO IN WRITING BETWEEN THE PARTIES.

      HOWEVER, THIS DISCLAIMER OF WARRANTY SHALL NOT APPLY IF MERCHANDISE, UNALTERED BY THE PARTNERSHIP IN ANY WAY, AT ANY TIME IS HELD BY ANY GOVERNMENTAL AGENCY OR COURT JUDGMENT, ORDER OR RULING TO BE UNSAFE.

18.   PARTNERSHIP'S REPRESENTATIONS, WARRANTIES AND OBLIGATIONS

      Partnership represents that:

      A. Partnership possesses all necessary registrations, licenses and permits to engage in the activities contemplated by this Agreement and Partnership and the Affiliates shall comply with all local laws, rules, ordinances and regulations applicable wherever the Merchandise is sold or resold relating to the activities to be performed hereunder, including, but not limited to, the importation, distribution, sale, servicing and marketing of the Merchandise.

      B. The Partners of the Partnership are experienced in and regularly deal with like merchandise and parts, are otherwise capable of evaluating and dealing with the same and accepts the Merchandise and parts and accessories without any warranty of Seller. Partnership shall conspicuously mark the Merchandise and all packaging and documentation for same to indicate that such Merchandise has been refurbished or is available for re-sale only on an "AS IS" basis.

      C. Partnership shall employ sufficient and properly trained personnel and maintain all necessary facilities, tools, equipment, quality control and procedures necessary for the proper performance of the obligations arising under the terms of this Agreement.

      D. Partnership and the Affiliates shall comply with any and all applicable national, federal, state or local statutes, codes, rules, regulations and laws, and all rules and regulations promulgated thereunder or otherwise relating to the packaging, marking, advertisement and/or identification of the Merchandise.

      E. Partnership shall ensure that all Merchandise that is sold is merchantable, commercially saleable and safe for use in the normal course. Partnership shall ensure that all advertising for the resale of the Merchandise clearly indicates that the Merchandise has been refurbished or is available on an "AS IS" basis.

      F. Partnership shall obtain all necessary listings, approvals and ratings for the Merchandise where such approvals or ratings are required by law or governmental regulations or customary industry practice wherever the Merchandise is sold or resold only if the Partnership alters the Merchandise. If the Partnership does not alter the Merchandise, the Seller is responsible to obtain all necessary listings, approvals and ratings.

      G. Partnership shall ensure that Merchandise sold to Partnership's customers contains only Partnership's warranty, if any, and that the Merchandise sold to Partnership's customers does not state or imply that any warranty is granted which may create or infer liability on Seller.

      H. Upon reasonable notice, the Partnership shall allow the Seller the right to inspect the Partnership's Merchandise held for resale and its facilities.

      I. Partnership shall furnish to Seller satisfactory evidence of Partnership's financial ability to perform the terms of this Agreement.

      J. Seller will have the right, at any time during the term of this Agreement, but at reasonable intervals, to receive from Partnership, at Seller's prior written request, representative Merchandise currently being sold, to assure that they conform to the terms of this Agreement.

      K. Partnership shall be fully responsible, including all costs therefore, for after-sales support for Merchandise. In the event that Partnership for any reason fails to fulfill its warranty obligation, Seller may, with reasonable notice and an opportunity to cure, assume such obligation on its behalf, in which event Partnership shall reimburse Seller for the reasonable and necessary costs of providing such service.

19.   INDEMNIFICATION

      The Partnership agrees to indemnify and hold harmless the Seller, its subsidiaries, directors, officers and employees from and against any and all claims, demands, judgments, loss, liability, damages, costs and expenses of every nature and kind occurring anywhere in the world, including, but not limited to, counsel fees and legal expenses arising from or related to any action or omission of the Partnership, its Affiliates, its agents, servants and employees, in connection with the Partnership's operations or actions or obligations arising under this Agreement, or the resale of the Merchandise, including but not limited to the Partnership's failure to comply with the representations, warranties and obligations set forth herein unless the claims arise solely from manufacturers defect.

20.   PRODUCT RECALL

      A. When Partnership has reason to believe that there is reliable information which reasonably supports the conclusion that a determined or undetermined number of items of Merchandise shipped by Partnership to Partnership's customers fail to meet any law or government regulation or standard, or contain defects or hazards which could cause death or serious bodily injury to any person, or property damage ("defects"), Partnership shall do whatever is requested by applicable governmental authorities and good business practice to safeguard the public and users of the Merchandise, including but not limited to locating, identifying and notifying customers and recalling such Merchandise.
Upon recalling such Merchandise, if the Partnership through altering, remanufacturing, or selling, caused such defects, Partnership shall at its sole option repair or replace such Merchandise or otherwise discharge any obligations assessable upon a manufacturer or reseller of hazardous products under applicable law or government regulation or standard. Any costs incurred by Partnership in connection with complying with the requirements of this paragraph shall be borne by Partnership.

      B. If the Seller is subject to a product recall due to any defects or hazards of Merchandise, as a result of refurbishing or alteration by Partnership, shipped by Partnership to Partnership's customers, the Partnership agrees to promptly repair or replace such Merchandise or otherwise discharge promptly any obligations assessable upon the Seller.
If any such product recall is as a result of the Actions performed by Partnership or if, Seller is subject to a product recall due to the failure of the Merchandise to meet any law or government regulation, Partnership agrees to bear all related costs and to indemnify the Seller for all costs and expenses, including attorney's fees, arising from such product recall borne by Seller, and to bear the cost of a reasonable advertising campaign to repair the damage done to Seller's name and goodwill. Partnership shall be required to take all such necessary action to assist Seller in complying with this provision.

      C. However, notwithstanding the above, if the defects are not caused by the Partnership's refurbishing, altering or selling of the Merchandise, all costs for recalling, repairing or replacing the Merchandise shall be borne by Seller.

21.   STATUS OF THE PARTIES

      The relationship between the Seller and the Partnership created by this Agreement shall be one of an independent contractor and neither is to be deemed an agent or employee of the other for any purpose. Neither the Seller nor the Partnership has the authority to bind the other to any third person or otherwise unless expressly agreed to in writing by both parties. This Agreement does not constitute a contract of employment, franchise, partnership, agency or joint venture with respect to the Partnership or employees of the Partnership. In no event shall the Partnership or its employees, directly or indirectly, represent that they are employees or agents of the Seller.

22.   INSURANCE

      The Partnership shall purchase and maintain insurance satisfactory to the Seller of the kinds and in the amounts as agreed to by the parties or in amounts required by law, whichever is greater, and furnish the Seller with certificates of insurance (naming Seller as beneficiary) as evidence thereof, in the prescribed form prior to the commencement of services, and annually thereafter not less than thirty (30) days prior to the expiration dates of said policies. Seller shall be named on all policies of insurance procured by Partnership covering the same or similar losses and each policy shall require that Seller shall be provided with a least 30 days prior written notice in the event the policy is changed or cancelled.

23.   NEW PRODUCTS

      Seller reserves the right to introduce new categories of products, at any time. In the event Seller does introduce such new products, it shall so advise Partnership of the types, prices and quantities of new products returned to Seller by its customers ("returned, new product") available for sale "AS IS" ("Notice of Returned New Products"). Within five (5) days following receipt of the Notice of Returned New Products, Partnership shall advise Seller if it is interested in purchasing such returned, new products. If it so elects, said returned, new products will be deemed "Merchandise" under the terms of this Agreement and the terms of this Agreement shall apply to the sale of such returned, new product. In the event Partnership does not so elect to purchase the returned, new products, Seller may sell such returned, new products to other third parties without any liability to Partnership and without waiving any of its rights hereunder.

24.   ENTIRE AGREEMENT

      This Agreement constitutes the entire Agreement between Seller and Partnership with respect to the purchase and sale of the Merchandise and no representation or statement not contained herein shall be binding upon Seller or Partnership as a warranty or otherwise unless in writing and executed by both parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

25.   ASSIGNMENT

      This Agreement may not be transferred or assigned by either party, nor may either party delegate or subcontract any of its duties hereunder, without the express prior written consent of the other party, in each instance, which either party may grant or withhold in its sole discretion. For the purposes of this Agreement, the term "assigned" shall be deemed to include, but not be limited to all transfers of control, whether accomplished by means of (a) a transfer of stock, voting trust, or otherwise to any person or entity not in control immediately prior to such transfer; or (b) corporate merger, consolidation, combination or reorganization; or (c) other means. Notwithstanding the above, Seller may assign this Agreement without Partnership's consent to a majority shareholder, subsidiary or a parent or successor entity.

26.   ACCEPTANCE AND GOVERNING LAW

      This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed and to be performed in Delaware, including matters of construction, validity, performance and enforcement, but excluding the choice of law rules. The Seller and Partnership agree to the exclusive jurisdiction of the State of Delaware to settle any dispute arising from this Agreement.

27.   SEVERABILITY AND COUNTERPARTS

      If any provision of this Agreement is prohibited by or deemed unlawful or unenforceable under any applicable law of any jurisdiction, such decision shall not affect the validity of the remaining provisions nor shall such decision invalidate such provision in any other jurisdiction. This Agreement may be executed in counterparts and each such counterpart shall for all purposes constitute one Agreement binding on the parties hereto notwithstanding that both parties are not signatory to the same counterpart.

28.   SECTION HEADINGS

      Section headings are inserted for convenience only and shall not affect any construction or interpretation of this Agreement. All reference herein to sections, paragraphs, clauses and other subdivision of this Agreement and the words "herein" "hereof" "hereto" "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular section, paragraph, clause or other subdivision hereof.

29.   NOTICES

      Any notice or other communication which shall be given to either party in connection with this Agreement shall be in writing (including telex or facsimile transmission) and shall be effective when received by such party at the office designated herein or at any other office as notified in writing.

30.   AMENDMENT; WAIVER

      No provision of this Agreement may be amended, waived or otherwise modified except by an instrument in writing signed by the parties hereto. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement below to be effective the day and year first above written.

      For Seller:                   For Partnership:

      EMERSON RADIO CORP.           HOPPER RADIO OF FLORIDA, INC.


      By:/s/ Eugene I. Davis        /s/ Barry Smith
             _______________________    ___________________________
             Eugene I. Davis            Barry Smith
             Executive Vice President   President



                                AGREEMENT



      THIS AGREEMENT, dated as of July 1, 1994, (the "Effective Date") is made by and between ALEX WIJNEN, having an address at 14 Independence

Court, Madison, New Jersey 07940 ("Wijnen"), and EMERSON RADIO CORP., a

Delaware corporation having an address at Nine Entin Road, Parsippany,

New Jersey 07054 (the "Company").

                             W I T N E S S E T H

      WHEREAS, Wijnen and the Company entered into an Employment Agreement

(the "Employment Agreement") dated as of July 7, 1992; and

      WHEREAS, Wijnen has performed services pursuant to the Employment

Agreement and the Company has compensated Wijnen for such services; and

      WHEREAS,  Wijnen and the Company desire to modify the relationship contemplated by the Employment Agreement in accordance with the terms hereof; and

      WHEREAS, the parties hereby mutually agree that the Employment

Agreement and all obligations thereunder shall be and hereby are terminated effective June 30, 1994, in accordance with the terms and conditions hereof; and

      WHEREAS, the parties wish to set forth the terms and conditions of the relationship between Wijnen and the Company commencing as of July 1,

1994 (the "Effective Date") and continuing thereafter for a period of eighteen (18) months until December 31, 1995 (the "Term"); and

      WHEREAS, the parties desire to protect the Company's proprietary and confidential business information and other lawful business interests;

      NOW THEREFORE, in consideration of the mutual obligations set forth herein, receipt of which is hereby acknowledged, the parties agree as follows:

1.    Definitions.

      The following capitalized words and phrases shall have the meanings specified when used in this Agreement, unless the context clearly indicates otherwise:

      1.1.        "Agreement" means this Agreement, as it may from time to

time be amended or modified.

      1.2.        "Company" shall mean Emerson Radio Corp. and any of its

divisions, subsidiaries, parents, affiliates, successors-in-interests,

predecessors-in-interests, benefit plans or assigns thereof, and any officer, director, managing agent, employee, administrator, fiduciary,

agent or other representative of any of the foregoing.

2.    Termination of Employment Agreement and Agreement to Provide

Consulting Services.

      2.1.        The Employment Agreement and employment of Wijnen as an

officer of the Company and any other employment Wijnen has or had with the

Company shall be and hereby is terminated by mutual consent as of the close of business on June 30, 1994 and he shall be paid his salary and receive all benefits under the Employment Agreement up to June 30, 1994.  All duties and obligations of Wijnen under the Employment Agreement and in respect of any such employment are ended as of June 30, 1994, and all duties and obligations of the Company to Wijnen in respect thereof are terminated at such time, except as otherwise provided herein.

      2.2.        Wijnen hereby resigns, without any further action

required, from all offices of the Company, effective at the close of business of June 30, 1994.  Wijnen also waives any claim or right to reinstatement.  The Company hereby accepts such resignation from such offices.  Subject to the provisions of Section 9.3, the Company acknowledges that upon the execution of this Agreement by Wijnen, all of

Wijnen's affirmative obligations under the Employment Agreement will have been performed in full.

      2.3.        Wijnen agrees to provide to the Company consulting

services during the Term from time to time at the direct request of the

Company's President, Chief Executive Officer, Chief Financial Officer or

General Counsel provided that the furnishing of such services does not unduly interfere with the performance by Wijnen with any duties required of him by his employer or by self employment.

3.    Payments to Wijnen.

      3.1         In consideration of whatever consulting services are

referred to in Section 2.3 and the other consideration provided herein, the

Company agrees to pay Wijnen in the ordinary course of business the aggregate sum of Two Hundred Eighty Thousand and no/100 dollars ($280,000)

to be paid in equal bi-weekly installments for a period of twelve (12)

months commencing on the Effective Date in accordance with the Company's present payroll practice (the "Consulting Payments").  In the event that the Company's present payroll practice is changed, the bi-weekly installments shall be changed to conform with such payroll policy for any

Consulting Payments remaining due during the Term.

      3.2.        The Company may deduct or withhold from any payment

required to be made to Wijnen hereunder an amount as may be necessary to satisfy the Company's obligation with respect to any applicable income and employment tax withholding under applicable federal and state laws.

4.    Additional Compensation to Wijnen.

            Wijnen and the Company acknowledge the validity of indebtedness owed by Wijnen to the Company in the amount of $130,000.00 and agree that

Wijnen shall be available to provide consulting services in the manner contemplated by Section 2.3 for the period July 1, 1995 through December

31, 1995 for and in consideration of the forgiveness of such indebtedness,

such forgiveness to be made in the ordinary course of business pro rata over 13 bi-weekly periods, commencing July 1, 1995 and ending December 31,

1995, for so long as Wijnen provides such services.  In addition to the pro rata forgiveness of debt conditioned upon the performance by Wijnen of such consulting services as are referred to in Section 2.3 the Company shall pay to Wijnen the aggregate sum of $10,000 to be paid, subject to any requirements contemplated by Section 3.2, in equal bi-weekly installments commencing July 1, 1995 and ending December 31, 1995.

5.    Vacation Benefits.

      5.1.        The parties agree that any accrual of vacation benefits

by Wijnen shall and does permanently cease as of the close of business on

June 30, 1994.

      5.2.        Wijnen acknowledges that he has used and the Company has

fully compensated him for any accrued vacation benefits and no payment for vacation benefits is due or owing or will be due and owing hereunder.

6.    Pension Benefits.

            Wijnen shall be entitled to continue to participate in and remain eligible for the Company's Employee Savings Plan during the term provided that the Company shall have no obligation whatsoever to pay or otherwise provide for any contributions whatsoever.  Nothing herein is intended or should be construed as changing, rescinding or modifying any vested rights to pension benefits or the Company's Employee Savings Plan benefits Wijnen may have under any such pension benefits or Employee

Savings Plan as of the Effective Date.

7.    Health, Life and Disability Insurance Plans.

      7.1         Wijnen understands and agrees that the Company will

continue at its expense his existing coverage under the Company's health,

dental, life and disability insurance plans during the Term to the extent legally permissible under the Company's health, life and disability insurance plans and applicable federal and state law; provided that Wijnen fulfill such requirements  as may be reasonably requested by the Company's insurers.

      7.2.        If Wijnen secures full-time employment before the

completion of the Term and becomes covered under any other employer's plan to at least the same extent as the existing health, life and disability coverage provided to Wijnen by the Company, he understands that coverage under the Company's health, life and disability insurance plans shall end upon the date of such coverage by the new employer's plan.

      7.3.        To the extent permissible by the Company's insurers and

applicable federal and state law, if Wijnen's health insurance coverage terminates solely because of a change in insurance carrier, Wijnen shall be accorded the right to participate at the Company's expense in and receive benefits under and in accordance with the provisions of any Company plan relating to medical insurance or reimbursement to the extent such plan is in existence from time to time for the benefit of executives of the

Company.  Wijnen shall then be entitled to participate in such medical plan to the same extent as persons holding comparable positions in the Company from time to time.  The Company may discontinue any such plan at any time or times, without any liability to Wijnen.  The parties agree that under no circumstances shall the Company be required to make any payments other than insurance premiums.

      7.4.        For purpose of COBRA, 29 U.S.C. 1161-1168, Wijnen's

termination is denominated as of December 31, 1995.

8.    Full Satisfaction.

            Wijnen agrees that the payments and credits described in this

Agreement shall be in full satisfaction of any and all claims against the

Company for payment of any nature whatsoever, including but not limited to all forms of compensation, benefits, stock options (whether or not vested),

severance pay, salary, bonuses and perquisites that Wijnen has or may have against the Company, whether matured or unmatured and whether known or unknown, arising out of the Employment Agreement, Wijnen's employment relationship, status as an officer, the termination of Wijnen's status as an officer of the Company or any other agreement or promise, whether oral or written, which Wijnen may have with the Company.

9.    Releases.

      9.1.        Except as set forth below, in consideration of the

provisions of this Agreement and for other good and sufficient consideration, receipt of which is hereby acknowledged, Wijnen hereby fully and forever releases and discharges the Company from all actions, causes of actions, suits, covenants, contracts, controversies, agreements, promises,

claims, and demands in law or equity, (regardless of whether or not known at present), which Wijnen ever had, now has, or hereafter may have against the Company, including, but not limited to (a) claims related to the payment of compensation and benefits, (b) claims for breach of the

Employment Agreement, (c) claims for wrongful discharge, (d) rights and claims alleging a violation of the Age Discrimination in Employment Act of

1967, as amended, 29 U.S.C. 621 et seq., as of the date this Agreement is executed, (e) claims pursuant to any federal, state or local law regarding discrimination based on race, color, creed, age, sex, religion, marital status, affectational or sexual orientation, disability, atypical hereditary or cellular blood traits, ancestry, national origin, draft liability or veteran status, (f) claims for alleged violation of any other local, state, or federal law, regulations, ordinances or public policy having any bearing whatsoever on the terms or conditions of Wijnen's employment with the Company or the termination of such employment, (g)

claims pursuant to common law under tort, contract or any other theories now or hereafter recognized, (h) claims related in any way to the stock options of the Company and (i) any other claims arising directly or indirectly by any reason whatsoever out of Wijnen's employment relationship or the termination of Wijnen's employment relationship with the Company.

      9.2.        In consideration of the provisions of this Agreement and

for other good and sufficient consideration, receipt of which is hereby acknowledged, the Company hereby fully and forever releases and discharges

Wijnen from all actions, causes of actions, suits, covenants, contracts,

controversies, agreements, promises, claims, and demands in law or equity,

(regardless of whether or not known at present), which the Company ever had, now has, or, excluding breaches of this Agreement, hereafter may have against Wijnen.

      9.3.        Notwithstanding the provisions of Section 9.1, any claims

by Wijnen (a) for indemnification and defense under any provisions of the

Company's and its successors' and/or assigns' charter, By-laws, and any applicable policy, or by law and (b) relating solely to events arising subsequent to the effective date of this Agreement or from any breaches of this Agreement, shall not be released.

      9.4.        Wijnen understands that there are various state and

federal laws that prohibit employment discrimination on the basis, of age,

sex, race, color, national origin, religion, disability and other categories, and that these laws are enforced by the courts and various government agencies.  Wijnen intends to give up any rights he may have under these laws or any other laws with respect to his employment with the

Company, or the termination of that employment.

10.   Protection of Confidential Information.

      10.1.       Except as otherwise provided by law or judicial order and

notwithstanding the fact that the parties hereby agree to terminate effective June 30, 1994 the non-compete covenant in paragraph 6 (c) of the

Employment Agreement and of the application to Wijnen of any other Company policies regarding non-competition, Wijnen whether directly or indirectly,

either alone or jointly with any person, firm or corporation and whether as a principal, servant or agent, shall not at any time make, use for his own purposes or divulge to any person, firm or corporation any information or fact (excluding information which is generally available to the public or which the Company has previously made publicly available and excluding such information as is required to be divulged to a government agency or pursuant to lawful process) relating to the management, business (including prospective business), finances, inventions, technologies or technical processes of the Company or its customers, or the terms of any contracts between the Company and any of its customers, which have come to the knowledge of Wijnen during his employment by the Company which is confidential, provided that nothing in this paragraph shall prevent Wijnen from using his own skill in business in which he may lawfully be engaged.

Wijnen agrees that he will not during the Term accept employment with or furnish services for, directly or indirectly, Otake Corp., Orion Sales

Corp. Grand Prix or Sanyo Corp. or any of their respective affiliates.

      10.2.       Concurrently with the execution of this Agreement, Wijnen

represents that he has surrendered to the Company any and all documents,

memoranda, records, files, letters, specifications or other papers,

computer disks or other affairs of Company (the "Confidential Material").

      10.3.       "Confidential Material" shall mean all information of any

kind or nature pertaining to the Company which is not generally available to the public, including, but not limited to, information relating to the

Company's agreements, proprietary rights, research, developments,

inventions, know-how, trade secrets, patents, patent applications,

environmental matters, documents of any kind and manuals, technical advances, commercial arrangements, manufacture, engineering, products,

accounting, sales, strategies, tax returns, financial records and statements, marketing, customers or customers lists, dealings with government agencies, and any information of a like nature furnished to or obtained by Wijnen from the Company during his employment by the Company relating to activities of third parties which said third party or parties have transmitted to the Company under any agreement or arrangement to hold the same secret or confidential.

      10.4.       The Company shall cause to be returned to Wijnen all of

Wijnen's personal property that is in the possession of the Company and

Wijnen shall cause to be returned to the Company all of the Company's equipment that is in the possession of Wijnen.

      10.5.       Wijnen hereby covenants with the Company that he will

not, for any reason whatsoever and whether directly or indirectly, either alone or jointly with any person, firm or corporation and whether as principal, servant or agent in any way make any negative comment about the

Company to third parties or disparage its business capabilities, products,

plans or management to any supplier, vendor, contractor, creditor,

shareholder, media, subcontractor, competitor or customer of the Company.

      10.6.       The Company hereby covenants with Wijnen that its

executive officers, board members and public relations firm will not, for any reason whatsoever and whether directly or indirectly, either alone or jointly with any person, firm or corporation and whether as principal,

servant or agent in any way make any negative comment about Wijnen to third parties.

11.   Confidentiality.

      11.1.       Except as provided in Sections 11.2 and 11.3 hereof and

as otherwise provided by law or judicial order, the parties agree that the terms and conditions of this Agreement shall remain confidential between them and shall not be disclosed to any other person.

      11.2.       Notwithstanding the provision of Section 11.1, nothing in

this Agreement shall prevent Wijnen from discussing this Agreement in confidence with his attorneys, financial advisers or members of his immediate family or with any federal or state taxing authority; provided,

however, that before disclosing any such information to any such person,

Wijnen shall advise such person that the terms of the Agreement are confidential.

      11.3.       Notwithstanding the provision of Section 11.1, the

Company shall be entitled to make any disclosure which it deems necessary in order to comply with any applicable securities statutes and regulations and securities exchange rules.

12.   Miscellaneous.

      12.1.       This Agreement contains the entire Agreement of the

parties with respect to its subject matter hereof and supersedes all prior negotiations and agreements among them.

      12.2.       This Agreement may be modified, altered or terminated

only upon the express written consent of the parties hereto, which consent must be signed by the parties.

      12.3.       In the event a court of competent jurisdiction determines

there exists any default or breach by the Company of this Agreement, (i)

all of Wijnen's obligations to the Company with respect to the $130,000 loan described in Section 4 shall be deemed to have been fulfilled and the

Company's right to collect any further payments shall be waived and (ii)

Wijnen's release under Section 9 shall be void and he shall be free to pursue any claims which existed prior to execution of this Agreement.

      12.4.       The parties mutually warrant that they:  (a) have

negotiated and consulted with counsel with respect to the terms hereof, (b)

have read this Agreement, (c) understand all the terms and conditions hereof, (d) are not incompetent or had a guardian, conservator or trustee appointed for them and (e) entered into this Agreement of their own free will and volition.

      12.5.       The waiver of any party of a breach of any provision

hereof shall not operate or be construed as a waiver of any subsequent breach by any party.

      12.6.       The article headings contained herein are for convenience

only and shall not in any way affect the interpretation, construction or enforceability of any provision of this Agreement.

      12.7.       This Agreement shall be construed and enforced in

accordance with the laws of the State of New Jersey, exclusive of any choice of law rules.

      12.8.       This Agreement may be executed in counterparts, each of

which shall be deemed an original but all of which together shall constitute one and the same Agreement.

      12.9.       This Agreement shall not be assignable by Wijnen, but it

shall be binding upon, and shall inure to the benefit of, his heirs,

executors, administrator, devises and legal representatives.

      12.10.      Wijnen acknowledges and agrees that he is entitled

to at least twenty-one days within which to consider this Agreement and that the Company advised him to consult an attorney prior to executing this

Agreement.

      12.11.      Wijnen's waiver of claims, if any, alleging a

violation for the Age Discrimination in Employment Act of 1967, as amended,

shall become effective and enforceable on the eighth day after execution by

Wijnen.  The parties understand and agree that Wijnen may revoke his waiver of claims under the Age Discrimination in Employment Act of 1967, as amended, after having executed this Agreement by so advising the Company in writing, provided such writing is received by the Company at the address listed below for notices to the Company no later than 11:59 p.m. on the seventh day after Wijnen's execution of this Agreement.

      12.12.      All notices, requests, demands and other communications

hereunder shall be sent to the following by certified mail, return receipt requested.

            Notices to Wijnen:


            Mr. Alex G. Wijnen
            14 Independence Court
            Madison, New Jersey 07940

            and a copy to:

            David H. Ben-Asher, Esq.
            Rabner, Allcorn, Baumgart,
            Ben-Asher & Tucker
            52 Upper Montclair Plaza
            P.O. Box 890
            Upper Montclair, New Jersey  07043

            Notices to the Company:

            Mr. Eugene I. Davis
            Executive Vice President
            Emerson Radio Corp.
            Nine Entin Road
            P.O. Box 430
            Parsippany, New Jersey  07054-0430

            and a copy to:

            Jeff Davis, Esq.
            Lowenstein, Sandler, Kohl,
            Fisher & Boylan
            A Professional Corporation
            65 Livingston Avenue
            Roseland, New Jersey  07068

      Any party may designate other addresses and recipients at any time by sending written notice of such changes to the other party hereto.

      12.13.     WIJNEN ACKNOWLEDGES AND AGREES THAT HE HAS READ AND

FULLY UNDERSTANDS THE MEANING OF EACH PROVISION OF THIS AGREEMENT,

INCLUDING SPECIFICALLY THE RELEASES CONTAINED HEREIN.  WIJNEN FURTHER

ACKNOWLEDGES AND AGREES THAT HE HAS BEEN ADVISED IN WRITING BY THE COMPANY

TO CONSULT COUNSEL, THAT HE HAS HAD THE OPPORTUNITY TO CONSULT WITH AN

ATTORNEY CONCERNING THIS AGREEMENT AND THAT HE FREELY AND VOLUNTARILY

ENTERS INTO IT.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



WITNESS:




____________________________        /s Alex Wijnen
                                       ___________________
                                       Alex Wijnen


ATTEST:                             EMERSON RADIO CORP.



____________________________        /s/ Eugene I. Davis
                                        _________________________
                                        Eugene I. Davis
                                        Executive Vice President


                     EMERSON RADIO INTERNATIONAL, LTD
                             Citco Building
                              Wickhams Cay
                       P.O. Box 662, Road Town
                               Tortola
                        British Virgin Island


Peter G. Bunger
Rosa Maris
29, Avenue des Papalins
MC 9800 Monaco


                  Re:  Independent Consultant's Agreement

Dear Peter:

      This letter, when signed by you (referred to herein as "you") and returned to Emerson Radio International Limited ("Emerson" or "us"), shall confirm your acceptance of our offer to engage you as an independent consultant for Emerson on the following terms:

      1. You are being retained to consult with the Board of Directors of Emerson or any other officer, employee or agent of Emerson as designated by the Board on (i) evaluation of opportunities to generate of sourcing and/or licensing fees, (ii) identification and evaluation of international markets for existing and new products under the "Emerson" name, and (iii) development of activities in international markets (hereinafter collectively referred to as "Services").

      2. The term of this Agreement (the "Term") commences as of October 1994, and, subject to paragraph 4, ends on September 30, 1996. For all services rendered by you during the Term, you shall receive annual compensation in the aggregate amount of $40,000, payable in equal monthly installments.

      3. You hereby agree that all ideas, written materials, and other developments or improvements conceived and creation of any work ("Work") by you, alone or with others, during the term of this Agreement, including but not limited to all programs, strategies, or promotions, etc., whether in progress or completed that are within the scope of the Services of this Agreement are for the sole benefit and the sole and exclusive property of Emerson and that any and all trademarks, patents, copyrights, trade secrets and Work shall be owned by and belong to Emerson absolutely. You agree to assist Emerson, at its expense, to obtain copyrights, trademarks, patents or any other applicable proprietary rights ("rights") on any such Work and agree to execute all documents and do anything necessary to obtain such rights in the name of Emerson as requested by Emerson. You agree that to the extent that any Work is deemed by a Court in any competent jurisdiction not to be the property of Emerson, you shall fully and exclusively assign all rights, title and interest to the Work to Emerson including but not limited to full and complete copyrights, trademarks, patents and the right to copyright all Work. You shall cause your agents to be bound by the terms of this paragraph 3.

      4. During the Term, either party may terminate this Agreement by reason of a breach hereof upon thirty (30) days written notice after giving a written notice of default with seven (7) days to cure. If during the term of this Agreement Emerson discontinues operating its present business or you become incapacitated and cannot perform the Services for a period of thirty (30) non-consecutive days during any calendar year, this Agreement shall terminate immediately; provided however, that you shall be entitled to receive all fees and reimbursements properly payable hereunder in the event Emerson discontinues operating its present business.

      5. You shall make periodic reports to Emerson on your Services as requested by Emerson from time to time (but no less frequently than monthly), shall retain all records regarding your Services for a period of at least six (6) years and shall permit Emerson or its representatives access to such records upon reasonable notice.

      6. You shall pay your own taxes (regardless of the origin of the taxing authority) with respect to all payments made to you hereunder and agree to hold Emerson harmless from and against any claim by any governmental taxing authority (i) that Emerson should have withheld any sums from your compensation or otherwise made any payment on your behalf or
(ii) resulting from your engagement hereunder.

      7. You represent that you are not subject to any restrictions (contractual or otherwise) which prevent you from accepting this engagement. You covenant and agree that provided Emerson is not in default under the terms of this Agreement, you shall not render any services which would conflict with your responsibilities hereunder or create a conflict of interest.

      8. During the course of your engagement, you will, at the absolute discretion of the Board of Emerson, have access to certain confidential information relating to the business, methods and practices of Emerson, its plans for new products, its pricing policies, and its relationships with its customers, accounts, directors, officers and employees. You acknowledge that all of the foregoing is confidential, and that the use (other than for the Services herein), disclosure or threatened disclosure of any of such confidential and proprietary information would have a material adverse effect upon Emerson's business and prospects.
Accordingly, you agree to keep confidential and not to use (other than for the Services herein), disclose all or any part of the foregoing information during the term and for a period of 3 years thereafter. Unless such information becomes part of the public domain. Should you violate or threaten to violate the provisions of this paragraph or those of paragraphs 7 and 21, you acknowledge that Emerson could be irreparably injured and that it will not have an adequate remedy at law. Accordingly, you agree that in any such event, Emerson may seek and obtain a temporary restraining order, injunction or other appropriate equitable relief without proof of actual damages or the posting of a bond or other security.

      9. Your status under this Agreement shall be that of an independent contractor and, except as specifically provided in this Agreement, you, alone, shall bear all costs and expenses incurred by you or any person engaged by you in performing your duties hereunder. Emerson shall, upon presentation of appropriate documentation and in accordance with customary Emerson procedures, reimburse you for all reasonable travel (via business class) and other expenses incurred by you in the performance of the Services which expenses and amounts are incurred with the prior written approval of the Board or other authorized person as designated by the Board.

      10. You shall have no authority to enter into any agreements or commitments on behalf of Emerson, nor shall you represent or hold yourself out to any person, firm or corporation as having any such authority.

      11. You agree to indemnify, defend and hold Emerson harmless from and against all demands, claims, damages, losses and defenses (including reasonable costs, fees of attorneys, accountants and expert witnesses) arising out of or resulting from the negligent performance of, or omission to perform, the Services.

      12. Emerson agrees to indemnify, defend and hold you harmless from and against all demands, claims, damages, losses and defenses (including reasonable costs, fees of attorneys, accountants and expert witnesses) which may arise out of or resulting from its misconduct or negligence.

      13. This Agreement supersedes and replaces any and all prior agreements and understandings between you and Emerson and may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. The failure by either party to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such terms, covenants or conditions, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times. The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provision.

      14. Any notice or other communication required or permitted by this Agreement shall be sufficiently given or sent if delivered personally, sent by telegram, or mailed by certified or registered mail, postage prepared to the addresses set forth herein, or to such other address as may be furnished in writing by either party to the other. All such notices and communications shall be deemed to have been given as of the date received if delivered personally, or the date so sent or so deposited in overnight express mail (Federal Express or DHL) if otherwise given.

      15. This Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, successors and assigns.

      16. This Agreement shall be governed by the laws of the British Virgin Islands. The parties consent to the non-exclusive jurisdiction of the Courts of the British Virgin Islands for the resolution of any and all claims or disputes relating to this Agreement.

      17. This Agreement is nonassignable unless agreed to in writing by the parties.

      18. Each party agrees to comply with all laws, rules and regulations in its performance under this Agreement.

      19.   This Agreement does not confer any rights upon third parties.

      20. Paragraphs 6, 8, and 11 shall survive termination or expiration of this Agreement.

      21. You shall use your own name in performance of the Services herein and may not use the trademarks, tradenames or rights to use same belonging to Emerson and/or its subsidiaries or affiliates without Emerson's prior written consent in each instance.

      If the above terms conform with your understanding, kindly sign this letter in the appropriate space below.

                                    Very truly yours,

                                    EMERSON RADIO INTERNATIONAL LIMITED


                                    By: /s/ Geoffrey P. Jurick
                                            _____________________________
                                            Geoffrey P. Jurick
                                            Director

AGREED AND ACCEPTED AS OF THE
FIRST DAY OF OCTOBER, 1994


By:  /s/ Peter C. Bunger
         ______________________
         Peter G. Bunger


                        EMERSON RADIO EUROPE B.V.
                             Drentastraat 20
                           1083 HK Amsterdam
                              Netherlands


Peter G. Bunger
Mythenquai 26
CH 8002 Zurich


            Re:  Independent Consultant's Agreement

Dear Peter:

      This letter, when signed by you (referred to herein as "you") and returned to Emerson Radio Europe B.V. ("Emerson" or "us"), shall confirm your acceptance of our offer to engage you as an independent consultant for Emerson on the following terms:

      1. You are being retained to consult with the Board of Directors of Emerson or any other officer, employee or agent of Emerson as designated by the Board on (i) evaluation of opportunities to generate of sourcing and/or licensing fees, (ii) identification and evaluation of international markets for existing and new products under the "Emerson" name, and (iii) development of activities in international markets (hereinafter collectively referred to as "Services").

      2. The term of this Agreement (the "Term") commences as of October 1994, and, subject to paragraph 4, ends on September 30, 1996. For all services rendered by you during the Term, you shall receive annual compensation in the aggregate amount of $100,000, payable in equal monthly installments.

      3. You hereby agree that all ideas, written materials, and other developments or improvements conceived and creation of any work ("Work") by you, alone or with others, during the term of this Agreement, including but not limited to all programs, strategies, or promotions, etc., whether in progress or completed that are within the scope of the Services of this Agreement are for the sole benefit and the sole and exclusive property of Emerson and that any and all trademarks, patents, copyrights, trade secrets and Work shall be owned by and belong to Emerson absolutely. You agree to assist Emerson, at its expense, to obtain copyrights, trademarks, patents or any other applicable proprietary rights ("rights") on any such Work and agree to execute all documents and do anything necessary to obtain such rights in the name of Emerson as requested by Emerson. You agree that to the extent that any Work is deemed by a Court in any competent jurisdiction not to be the property of Emerson, you shall fully and exclusively assign all rights, title and interest to the Work to Emerson including but not limited to full and complete copyrights, trademarks, patents and the right to copyright all Work. You shall cause your agents to be bound by the terms of this paragraph 3.

      4. During the Term, either party may terminate this Agreement by reason of a breach hereof upon thirty (30) days written notice after giving a written notice of default with seven (7) days to cure. If during the term of this Agreement Emerson discontinues operating its present business or you become incapacitated and cannot perform the Services for a period of thirty (30) non-consecutive days during any calendar year, this Agreement shall terminate immediately; provided however, that you shall be entitled to receive all fees and reimbursements properly payable hereunder in the event Emerson discontinues operating its present business.

      5. You shall make periodic reports to Emerson on your Services as requested by Emerson from time to time (but no less frequently than monthly), shall retain all records regarding your Services for a period of at least six (6) years and shall permit Emerson or its representatives access to such records upon reasonable notice.

      6. You shall pay your own taxes (regardless of the origin of the taxing authority) with respect to all payments made to you hereunder and agree to hold Emerson harmless from and against any claim by any governmental taxing authority (i) that Emerson should have withheld any sums from your compensation or otherwise made any payment on your behalf or
(ii) resulting from your engagement hereunder.

      7. You represent that you are not subject to any restrictions (contractual or otherwise) which prevent you from accepting this engagement. You covenant and agree that provided Emerson is not in default under the terms of this Agreement, you shall not render any services which would conflict with your responsibilities hereunder or create a conflict of interest.

      8. During the course of your engagement, you will, at the absolute discretion of the Board of Emerson, have access to certain confidential information relating to the business, methods and practices of Emerson, its plans for new products, its pricing policies, and its relationships with its customers, accounts, directors, officers and employees. You acknowledge that all of the foregoing is confidential, and that the use (other than for the Services herein), disclosure or threatened disclosure of any of such confidential and proprietary information would have a material adverse effect upon Emerson's business and prospects.
Accordingly, you agree to keep confidential and not to use (other than for the Services herein), disclose all or any part of the foregoing information during the term and for a period of 3 years thereafter.
Unless such information becomes part of the public domain. Should you violate or threaten to violate the provisions of this paragraph or those of paragraphs 7 and 21, you acknowledge that Emerson could be irreparably injured and that it will not have an adequate remedy at law. Accordingly, you agree that in any such event, Emerson may seek and obtain a temporary restraining order, injunction or other appropriate equitable relief without proof of actual damages or the posting of a bond or other security.

      9. Your status under this Agreement shall be that of an independent contractor and, except as specifically provided in this Agreement, you, alone, shall bear all costs and expenses incurred by you or any person engaged by you in performing your duties hereunder. Emerson shall, upon presentation of appropriate documentation and in accordance with customary Emerson procedures, reimburse you for all reasonable travel (via business class) and other expenses incurred by you in the performance of the Services which expenses and amounts are incurred with the prior written approval of the Board or other authorized person as designated by the Board.

      10. You shall have no authority to enter into any agreements or commitments on behalf of Emerson, nor shall you represent or hold yourself out to any person, firm or corporation as having any such authority.

      11. You agree to indemnify, defend and hold Emerson harmless from and against all demands, claims, damages, losses and defenses (including reasonable costs, fees of attorneys, accountants and expert witnesses) arising out of or resulting from the negligent performance of, or omission to perform, the Services.

      12. Emerson agrees to indemnify, defend and hold you harmless from and against all demands, claims, damages, losses and defenses (including reasonable costs, fees of attorneys, accountants and expert witnesses) which may arise out of or resulting from its misconduct or negligence.

      13. This Agreement supersedes and replaces any and all prior agreements and understandings between you and Emerson and may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. The failure by either party to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such terms, covenants or conditions, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times. The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provision.

      14. Any notice or other communication required or permitted by this Agreement shall be sufficiently given or sent if delivered personally, sent by telegram, or mailed by certified or registered mail, postage prepared to the addresses set forth herein, or to such other address as may be furnished in writing by either party to the other. All such notices and communications shall be deemed to have been given as of the date received if delivered personally, or the date so sent or so deposited in overnight express mail (Federal Express or DHL) if otherwise given.

      15. This Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, successors and assigns.

      16.   This Agreement shall be governed by the laws of The
Netherlands. The parties consent to the non-exclusive jurisdiction of the Courts of The Netherlands for the resolution of any and all claims or disputes relating to this Agreement.

      17. This Agreement is nonassignable unless agreed to in writing by the parties.

      18. Each party agrees to comply with all laws, rules and regulations in its performance under this Agreement.

      19.   This Agreement does not confer any rights upon third parties.

      20. Paragraphs 6, 8, and 11 shall survive termination or expiration of this Agreement.

      21. You shall use your own name in performance of the Services herein and may not use the trademarks, tradenames or rights to use same belonging to Emerson and/or its subsidiaries or affiliates without Emerson's prior written consent in each instance.

      If the above terms conform with your understanding, kindly sign this letter in the appropriate space below.


                                    Very truly yours,

                                    EMERSON RADIO EUROPE B.V.


                                    By:   /s/ Geoffrey P. Jurick
                                              ___________________
                                              Geoffrey P. Jurick
                                              Director

AGREED AND ACCEPTED AS OF THE
FIRST DAY OF OCTOBER, 1994


By:   /s/ Peter G. Bunger
          ____________________
          Peter G. Bunger



                                    EMPLOYMENT AGREEMENT, dated as
                                    of October 3, 1994, between EMERSON
                                    RADIO CORP., a Delaware
                                    corporation (the "Company"),
                                    and Andrew Cohan ("Employee").

      Employee is willing to serve as Vice President - Merchandising and Special Projects of the Company and the Company desires to retain the Employee in such capacity on the terms and conditions herein set forth.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and the Employee hereby agree as follows:

      1.    EMPLOYMENT

            (a) The Company agrees to employ Employee and Employee agrees to serve the Company and its affiliates during the period beginning with the date of this Agreement and ending October 3, 1997 (the "Employment Period" or "Term").

            (b) Employee shall serve as a Vice President - Merchandising and Special Projects of the Company and shall serve in such other capacities and offices in the Company or its affiliates as the Board of Directors or the Chief Executive Officer may reasonably request given Employee's skills and abilities.

            (c) The term "Company" as used in this Agreement shall be deemed to include any and all present and future subsidiaries and affiliates of the Company.

      2.    DEVOTION OF TIME

      During the Employment Period, Employee shall expend all of his working time for the Company, shall devote his best efforts, energy and skill to the services of the Company and the promotion of its interests, and shall not take part in activities detrimental to the best interests of the Company.

      3.    COMPENSATION

      For all services rendered by the Employee in any capacity required hereunder during the Term, including, without limitation, services as an executive, officer, director, or member of any committee of the Company, or any subsidiary, affiliate or division thereof, the Executive shall be compensated as follows:

            (a) Base Salary. The Company shall pay the Employee an initial salary of $140,000 per annum or such higher annual amount as is being paid from time to time pursuant to the terms hereof ("Base Salary"). The Base Salary shall be reviewed from time to time and subject to such periodic increases as the Board of Directors shall deem appropriate in accordance with the Company's customary procedures and practices regarding the salaries of officers of the Company. Base Salary shall be payable in accordance with the customary payroll practices of the Company, but in no event less frequently than monthly.

            (b) Bonus. The Employee shall be entitled to receive an annual formula bonus equal to an amount up to thirty percent (30%) of the Base Salary upon attainment of objectives identified by the Board of Directors consistent with general policies adopted by the Board with respect to executive and sales personnel. The Employee may also receive an additional annual performance bonus to be recommended by the Compensation and Personnel Committee of the Board of Directors and established and to be payable from time to time at the sole discretion of the Board of Directors.

            (c) Stock Option. Subject to approval of the Compensation and Personnel Committee, the Company will grant the Employee, as of the effective date of this Agreement, options to purchase 30,000 shares of the Company's common stock, par value $0.10 per share (the "Stock"), at an exercise price per share established by the Compensation and Personnel Committee. One third of the shares subject to this option shall become vested and exercisable upon each anniversary of the effective date of the Agreement. If the outstanding shares of common stock are increased or decreased, or are changed into or exchanged for a different number of or kind of shares or securities, as a result of one or more reorganizations, recapitalization, stock splits reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the number of shares for the unexercised portions of the option and appropriate adjustment shall be made for the exercise price.

            (d) Additional Benefits. Except as modified by this Agreement, the Employee shall be entitled to participate in all compensation or employee benefit plans or programs, and to receive all benefits, perquisites and emoluments, for which any salaried employees of the Company are eligible under any plan or program now or hereafter established and maintained by the Company for senior officers, to the fullest extent permissible under the general terms and provisions of such plans or programs and in accordance with the provisions thereof, including group hospitalization, health, dental care life or other insurance, tax-qualified pension, savings, thrift and profit-sharing plans, termination pay programs, sick-leave plans, travel or accident insurance, disability insurance, automobile allowance or automobile lease plans, and executive contingent compensation plans, including, without limitation, capital accumulation programs and stock purchase, restricted stock and stock option plans. Notwithstanding the foregoing, nothing in this Agreement shall preclude the amendment or termination of any such plan or program, provided that such amendment or termination is applicable generally to the senior officers of the Company or any subsidiary or affiliate.

            (e) Perquisites. The Company also will furnish the Employee, without cost to him, with perquisites consistent with those afforded other officers holding positions with the Company comparable to the position held by the Employee, including the following:

                  (i)   an allowance for the use of an automobile;

                  (ii) reimbursement of out-of-pocket expenses incurred in the discharge of the Employee's duties pursuant to this Agreement at the request of the Company; and

                  (iii) three weeks paid vacation.

      4.    EFFECT OF TERMINATION OF EMPLOYMENT.

            (a) Certain Terminations. In the event the Employee's employment hereunder terminates due to either Permanent Disability, a Without Cause Termination or a Constructive Discharge, the Company shall, as liquidated damages or severance pay, or both, continue, subject to the provisions of Section 5 below, to pay the Employee's Base Salary as in effect at the time of such termination as such payments would otherwise become due and payable until the expiration of the Term (the "Severance Period") and the other benefits and qualified stock options provided hereunder shall continue to vest pursuant to the terms hereof during the Severance Period, provided, that in the case of Permanent Disability, such payments shall be offset by any amounts otherwise paid to the Employee under the Company's disability program generally available to other employees. In addition, earned but unpaid Base Salary as of the date of termination of employment shall be payable in full. Group hospitalization, health, dental care, life or other insurance, travel or accident insurance and disability insurance shall continue through the end of the Severance Period.

            (b) Other Terminations. In the event that the Employee's employment hereunder terminates due to a Termination for Cause or the Employee unilaterally severs the employment relationship or terminates employment with the Company for reason other than a Constructive Discharge or Permanent Disability, earned but unpaid Base Salary as of the date of termination of employment shall be payable in full and vested qualified stock options will remain vested in the Employee. However, no other payments of any nature whatsoever, including unearned Base Salary, shall be made, or benefits provided, by the Company under this Agreement except for stock options to the extent already vested and exercisable hereunder, benefits vested and payable under any retirement plan and benefits that have already become vested under the terms of employee benefit programs maintained by the Company or its affiliates of its employees. All options not vested shall be canceled as of the date of termination.

            (c) Definitions. For purposes of this Agreement, the following terms have the following meanings:

                  (i) The term "Termination for Cause" means, to the maximum extent permitted by applicable law, (x) a termination of the Employee's employment by the Company because the Employee has breached or failed to perform his duties under this Agreement, applicable law or the by-laws of the Company, including the unreasonable neglect or refusal to perform duties assigned by the Board of Directors or Executive Committee,
(x) abuse of office or malfeasance by Employee, (y) conviction of the Employee of a felony which the Board reasonably deems to be an "abuse of office" or a crime of moral turpitude or (z) a breach of any representation contained in this Agreement.

                  (ii) The term "Constructive Discharge" means a termination of the Employee's employment by the Employee due to a failure of the Company or its successors without the prior consent of the Employee to fulfill the obligations under this Agreement in any material respect.

                  (iii) The term "Without Cause Termination" means termination of the Employee's employment by the Company, upon 30 days' notice to the Employee, other than due to (v) Permanent Disability, (x) retirement, (y) expiration of the Term, or (z) Termination for Cause.

                  (iv) The term "Permanent Disability" means the inability of the Employee, as determined by the Board and confirmed by competent medical evidence, to work for a period of three continuous full calendar months or 90 non-consecutive days during any twenty-four consecutive calendar months due to illness or injury of a physical or mental nature.
To determine issues of disability, the Executive agrees to submit himself for appropriate medical examination to physicians reasonably acceptable to the Company and the Employee.

      5.    OTHER DUTIES OF EMPLOYEE DURING AND AFTER TERM.

            (a) Confidential Information. The Employee recognizes and acknowledges that all information pertaining to the affairs, business, clients, customers, vendors, plans or prospects of the Company or any of its subsidiaries or affiliates (any or all of such entities being hereinafter referred to as the "Business"), as such information may exist from time to times, other than information that the Company has previously made publicly available, is confidential information and is a unique and valuable asset of the Business, access to and knowledge of which are essential to the performance of the Employee's duties under this Agreement. The Employee shall not, except to the extent reasonably necessary in the performance of his duties under this Agreement, divulge to any person, firm, association, corporation, or governmental agency, any information concerning the affairs, business, clients, customers, vendors, plans or prospects of the Business (except such information as is required by law to be divulged to a government agency or pursuant to lawful process) or make use of any such information for his own purposes or for the benefit of any person, firm, association or corporation (except the Business) and shall use his reasonable best efforts to prevent the disclosure of any such information by others. All records, memoranda, letters, books, papers, reports, accounting, experience or other data, and other records and documents relating to the Business, whether made by the Employee or otherwise coming into his possession, are confidential information and are, shall be and shall remain the property of the Business. No copies thereof shall be made which are not retained by the Business, and the Employee agrees, on termination of his employment or on demand of the Company, to deliver the same to the Company.

            (b) Patents. Any methods, developments, inventions and/or improvements, whether patentable or unpatentable, which Employee may conceive or make along the lines of the Company's business while in its employ, shall be and remain the property of the Company. Employee further agrees on request to execute patent applications based on such methods, developments, inventions and/or improvements, including any other instruments deemed necessary by the Company for the prosecution of such patent application or the acquisition of Letters Patent of this and any foreign country.

            (c) Non-Compete/Non-Solicitation. Employee shall have access to and shall be directly or indirectly responsible for the Company's customer lists, pricing, policies, projections, product development, trade secrets and other privileged and confidential information essential to the
Company's business.   During the term of this Agreement and the Severance
Period, if applicable, the Employee shall not without express prior written approval of the Company's Board, directly or indirectly, own or hold any proprietary interest in, or be employed by or receive remuneration from, any corporation, partnership, sole proprietorship or other entity engaged in competition with the Company or any of its affiliates (a "Competitor"), other than severance-type or retirement-type benefits from entities constituting prior employers of the Employee. The Employee also agrees that he will not solicit for the account of any Competitor, any vendor, customer or client of the Company or its affiliates, or, in the event of the Employee's termination of employment, any entity or individual that was such a customer or client during the 12-month period immediately preceding the Employee's termination of employment. The Employee also agrees not to act on behalf of any Competitor to interfere with the relationship between the Company or its affiliates and their employees.

          For purposes of the preceding paragraph, (i) the term
"proprietary interest" means legal or equitable ownership, whether through stockholding or otherwise, of an equity interest in a business, firm or entity other than ownership of less than 5 percent of any class of equity interest in a publicly held business, firm or entity and (ii) an entity shall be considered to be "engaged in competition" if such entity is, or is a holding company for, an entity engaged in the consumer electronics business.

            (d) Remedies. The Company's obligation to make payments, deliver shares of Stock or provide for any benefits under this Agreement (except to the extent vested or exercisable) shall cease upon a violation of the preceding provisions of this section. The Employee's agreement as set forth in this Section 5 shall survive the Employee's termination of employment with the Company. Employee acknowledges and agrees that, in the event he violates any of the restrictions of this Section 5, the Company will be without adequate remedy at law and will therefore be entitled to enforce such restrictions by temporary or permanent injunctive or mandatory relief obtained in an action or proceeding instituted in the courts of the State of New Jersey or any other court of competent jurisdiction without the necessity of proving damages and without prejudice to any other remedies which it may have at law or in equity, and Employee hereby consents to the jurisdiction of such court for such purpose, provided that reasonable notice of any proceeding is given, it being understood that such injunction shall be in addition to any remedy which the Company may have by law or otherwise.

      6.    WITHHOLDING TAXES.

            The Company may directly or indirectly withhold from any payments made under this Agreement all Federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

      7.    CONSOLIDATION, MERGER, OR SALE OF ASSETS.

            Nothing in this Agreement shall preclude the Company or its subsidiaries or affiliates from consolidation or merging into or with, or transferring all or substantially all their or its assets, to, another corporation which assumes this Agreement and all obligations and undertakings of the Company hereunder. Upon such a consolidation, merger or transfer of assets assumption, the term "Company" as used herein shall mean such other corporation and this Agreement shall continue in full force and effect.

      8.    NOTICES.

            All notices, requests, demands and other communications required or permitted hereunder shall be given in writing and shall be deemed to have been duly given if delivered or mailed, postage prepaid, by same day or overnight mail as follows:

            (a)         To the Company:

                        Emerson Radio Corp.
                        9 Entin Road
                        Parsippany, New Jersey 07054
                        Attn:  Chief Executive Officer

            (b)         To the Employee:
                        C/O Emerson Radio Corp.
                        9 Entin Road
                        Parsippany, New Jersey  07054

or such other address as either party shall have previously specified in writing to the other.

      9.    RIGHTS TO PAYMENTS.

            Employee shall not under any circumstances have any option or right to require payments hereunder otherwise than in accordance with the terms of this Agreement. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect; provided, however, that nothing in this Section 9. shall preclude the assumption of such rights by executors, administrators or other legal representatives of the Employee or his estate and their assigning any rights hereunder to the person or persons entitled thereto.

      10.   SOURCE OF PAYMENT.

            All payments provided for under this Agreement shall be paid in cash from the general funds of the Company. The Company shall not be required to establish a special or separate fund or other segregation of assets to assure such payments, and, if the Company shall make any investments to aid it in meeting its obligations hereunder, the Employee shall have no right, title or interest whatever in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and the Employee or any other person. To the extent that any person acquires a right to receive payments from the Company hereunder, such right, without prejudice to rights which employees may have, shall be no greater than the right of an unsecured creditor of the Company.

      11.   REPRESENTATIONS.

            (a) Employee hereby represents that, as of the day hereof, neither his resume nor any other information relating to his employment history or work experience that he has provided to the Company, whether written or oral, contains any untrue statement or omission necessary to make the statements contained therein not misleading. Employee undertakes to immediately advise the Company of any change relating to such information. Failure to comply with the terms of this Section 11 shall be deemed to be a material breach of this Agreement.

            (b) You represent and warrant to the Company that you are not now under any obligations to any business, firm, corporation, association, venture or other entity or person, and have no other interest which is inconsistent or in conflict with this Agreement, or which would prevent, limit or impair, in any way, the performance by you any of your covenants or agreements contained herein, or any duties of your employment. You further represent that you have not brought and will not bring or use in the performance of your duties at the Company any proprietary or Confidential Information (whether or not in writing) of a former employer without that employer's written authorization. If the Company is made a party to any proceedings in connection with any alleged violations of any alleged agreements or contracts as represented herein, you agree to indemnify and hold the Company harmless from and against any and all liabilities and expenses, costs and attorneys fees of counsel chosen by the Company which it may incur or sustain arising out of any claims, actions or demands or proceedings for any such alleged violations.

      12.   RELOCATION EXPENSES

            Employee shall permanently relocate his residence to the location of the Company's principle office as soon as practicable. Company shall provide to Employee such relocation expenses as are authorized pursuant to the Company's relocation practice, a copy of which has been furnished to Employee. Further, Employee shall be reimbursed for reasonable overnight expenses incurred Monday through Thursday of each week through June 1995.

      13.   BINDING AGREEMENT.

            Expect as otherwise expressly provided herein, this Agreement shall be binding upon, and shall inure to the benefit of, the Company, its successors and assigns. This Agreement, as it relates to the Employee, is a personal contract and the rights and interest of the Employee hereunder may not be sold, transferred, assigned, pledged or hypothecated except as expressly provided herein.

      14.   GOVERNING LAW.

            The validity, interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of New Jersey.

      15.   ADDITIONAL DOCUMENTS.

            Executive shall execute and deliver to the Company the Employee Confidentiality and Non-Disclosure Policy and Inventions Policy, copies of which are attached as Exhibits "A" and "B". It is intended that such policies shall be supplemental to the obligations of the Employee set forth herein.

      16.   SIGNING BONUS.

            Upon execution of this Agreement by the Company, the Employee shall be entitled to receive a signing bonus of $15,000 payable in 3 equal installments commencing on the date of execution of this Agreement and continuing thereafter on the first day of the third and sixth month thereafter.

            IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Employee has signed this Agreement, all as of the first date above written.

                              EMERSON RADIO CORP.
                              a Delaware Corp.

                              By: /s/ Eugene I. Davis
                                      ____________________________
                              Name:   Eugene I. Davis
                              Title:  Executive Vice-President


                              EMPLOYEE

                              /s/ Andrew Cohan
                                  ______________________________
                                  Andrew Cohan



                             EMERSON RADIO CORP.
                 1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


      1.    Purpose of the Plan.    The purpose of this Stock Option Plan
("Plan"), to be known as the "Emerson Radio Corp. 1994 Non-Employee Director Stock Option Plan" is to attract and retain qualified personnel to accept and continue in positions of responsibility as outside directors with Emerson Radio Corp., a Delaware corporation ("Company").

      2.    Definitions.     As used in the Plan, unless the context
requires otherwise, the following terms shall have the following meanings:

      (a) "Anniversary Date" shall mean, for each Outside Director, the later of (x) the first day subsequent to the expiration of one year following the date on which such Outside Director is first elected to serve on the Board or (y) the Effective Date.

      (b)   "Board" shall mean the Board of Directors of the Company.

      (c) "Certificate" shall mean the Certificate of Incorporation on file with the Secretary of State of Delaware.

      (d) "Committee" shall mean a committee of the Board designated by the Board and consisting solely of members of the Board who are not Outside Directors.

      (e) "Common Stock" shall mean the Company's common stock, par value $0.01 per share, authorized for issuance pursuant to the Certificate or if, pursuant to the adjustment provisions of Section 11 hereof, another security is substituted for the Common Stock, such other security.

      (f) "Effective Date" shall mean the date the Plan is adopted by the Board.

      (g) "Fair Market Value" shall mean the fair market value of the Common Stock on the Anniversary Date. If on such date (or, if such date is not a business day, on the next business date next succeeding such date) the Common Stock is listed on a stock exchange or is quoted on the automated quotation system of NASDAQ, the Fair Market Value shall be the closing sale price (or if such price is unavailable, the average of the high bid price and low asked price) on such date. If no such closing sale price or bid and asked prices are available, the Fair Market Value shall be determined in good faith by the Committee in accordance with generally accepted valuation principles and such other factors as the Committee reasonably deems relevant.

      (h) "Option" shall mean the right, granted pursuant to Section 7 of the Plan, to purchase one or more shares of Common Stock.

      (i) "Optionee" shall mean a person to whom an option has been granted under the Plan.

      (j) "Outside Director" shall mean any member of the Board who, on such person's Anniversary Date, shall not have served as an employee of the Company or any of the Company's subsidiaries during the twelve months proceeding such Anniversary Date.

      3.    Stock Subject to the Plan.    There will be reserved for
      issuance upon the exercise of Options granted from time to time under the Plan an aggregate of 300,000 shares of Common Stock, subject to adjustment as provided in Section 11 hereof. The Committee shall determine from time to time whether all or part of such 300,000 shares shall be authorized but unissued shares of Common Stock or issued shares of Common Stock which shall have been reacquired by the Company and which are held in its treasury. If any Option granted under the Plan should expire or terminate for any reason without having been exercised in full, the unpurchased shares shall become available for the grant of Options under the Plan.

      4.    Administration of the Plan.   The Plan shall be administered by
      the Committee. Subject to the provisions of the Plan, the Committee shall have full discretion:

      (a) To determine the exercise price of Option granted hereunder in accordance with Section 7(b) hereof;

      (b)   To interpret the Plan;

      (c) To promulgate, amend and rescind rules and regulations relating to the Plan, provided, however, that no such rules or regulations shall be inconsistent with any of the terms of the Plan;

      (d) To subject any Option to such additional restrictions and conditions (not inconsistent with the Plan) as may be specified when granting the Option; and

      (e) To make all other determinations in connection with the administration of the Plan.

      5.    Eligibility.      The only persons who shall be eligible to
receive Options under the Plan shall be persons who, on their applicable Anniversary Date, constitute Outside Directors.

      6. Term. No Option shall be granted under the Plan more than ten years after the date that the Plan is first adopted by the Board.

      7. Grant of Stock Options. The following provisions shall apply with respect to Options granted hereunder:

      (a)   Grant.      At the close of business on the Anniversary Date of
      each Outside Director during the term of the Plan, the Company shall grant an option to purchase twenty five thousand (25,000) shares of Common Stock (subject to adjustment pursuant to Section 11 hereof), to such director and an additional option to purchase twenty five thousand (25,000) shares of Common Stock to each Outside Director who, as of the close of business on the Anniversary Date applicable to such Outside Director, is chairman of a duly constituted committee of the Board, it being understood that no person shall be entitled to receive Options covering more than 50,000 shares of Common Stock (subject to adjustment pursuant to Section 11 hereof) pursuant to the Plan.

      (b)   Option Price.     The price at which shares of Common Stock
      shall be purchased upon exercise of an Option shall be established by the Committee in its sole discretion at a price not to exceed the Fair Market Value of such shares on the Anniversary Date.

      (c) Expiration. Except as otherwise provided in Section 10 hereof, each option shall cease to be exercisable ten years after the date on which it is granted.

      8.    Exercise of Options.    Unless the exercise date of an Option
is accelerated pursuant to Section 12 hereof, the following provisions shall apply, subject to the restrictions set forth in Section 10 with respect to the exercise of Options:

      (a) during the first year after the Anniversary Date, such Option shall not be exercisable; and

      (b) during the second year after the Anniversary Date, such Option may only be exercised as to up to 33% of the shares of Common Stock initially covered thereby; and

      (c) during the third year after the Anniversary Date, such Option may only be exercised as to up to 66 2/3% of the shares of Common Stock initially covered thereby; and

      (d) an Option may be exercised in its entirety or as to any portion thereof at any time during the fourth year after the Anniversary Date and thereafter until the term of such Option expires or otherwise ends.

      9.    Method of Exercise.     To the extent permitted by Section 8
hereof, Optionees may exercise their Options from time to time by giving written notice to the Company. The date of exercise shall be the date on which the Company receives such notice. Such notice shall be on a form furnished by the Company and shall state the number of shares to be purchased and the desired closing date, which date shall be least fifteen days after the giving of such notice, unless an earlier date shall have been mutually agreed upon. At the closing, the Company shall deliver to the Optionee (or other person entitled to exercise the Option) at the principal office of the Company, or such other place as shall be mutually acceptable, a certificate or certificates for such shares against payment in full of the Option price for the number of shares to be delivered, such payment to be by a certified or bank cashier's check and/or, if permitted by the Committee of capital stock of the Company having a Fair Market Value (as determined pursuant to Section 2(f)) on the date of exercise equal to the excess of the purchase price for the shares purchased over the amount (if any) of the certified or bank cashier's check. If the Optionee (or other person entitled to exercise the Option) shall fail to accept delivery of any or pay for all or any part of the shares specified in his notice when the Company shall tender such shares to him, his right to exercise the Option with respect to such unpurchased shares may be terminated.

      10. Termination of Board Status. In the event that an Optionee ceases to serve on the Board for any reason other than death or disability, such Optionee's Options shall automatically terminate three months after the date on which such service terminates, but in any event not later than the date on which such Options would terminate pursuant to Section 7(c) hereof. In the event that an Optionee is removed from the Board by means of a resolution which recites that the Optionee ceases to serve on the Board by reason of death or disability, an Option exercisable by him shall terminate one year after the date of death or disability of the Optionee, but in any event not later than the date on which such Options would terminate pursuant to Section 7(c) hereof. During such time after death, an option may be executed only by the Optionee's personal representative, executor or administrator, as the case may be. No exercise permitted by this Section 10 shall entitle an Optionee or his personal representative, executor or administrator to exercise any portion of any Option beyond the extent to which such Option is exercisable pursuant to Section 8 hereof on the date such Optionee ceases to serve on the Board.

      11. Changes in Capital Structure. In the event that, by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, reclassification, stock split-up, combination of shares, exchange of shares or comparable transaction occurring on a date subsequent to the Effective Date, the outstanding shares of Common Stock of the Company are hereafter increased or decreased, or changed into or exchanged for a different number or kind of shares or other securities of the Company or of any other corporation, then appropriate adjustments shall be made by the Committee to the number and kind of shares reserved for issuance under the Plan upon the grant and exercise of Options and the number and kind of shares subject to the automatic grant provisions of Section 7(a) hereof. In addition, the Board shall make appropriate adjustments to the number and kind of shares subject to outstanding Options, and the purchase price per share under outstanding Options shall be appropriately adjusted consistent with such change. In no event shall fractional shares be issued or issuable pursuant to any adjustment made under this Section 11. The determination of the Committee as to any such adjustment shall be final and conclusive.

      12.   Mandatory Exercise.     Notwithstanding anything to the
contrary set forth in the Plan, in the event that (x) the Company should adopt a plan of reorganization pursuant to which (i) it shall merge into, consolidate with, or sell substantially all of its assets to, any other corporation or entity or (ii) any other corporation or entity shall merge into the Company in a transaction in which the Company shall become a wholly-owned subsidiary of another entity, or (y) the Company should adopt a plan of complete liquidation, then (I) all Options granted hereunder shall be deemed fully vested and (II) the Company may give an Optionee written notice therefor requiring such Optionee either (a) to exercise his or her Options within thirty days after receipt of such notice, including all installments whether or not they would otherwise be exercisable at the date, (b) in the event of a merger or consolidation in which shareholders of the Company will receive shares of another corporation, to agree to convert his or her Options into comparable options to acquire such shares,
(c) in the event of a merger or consolidation in which shareholders of the Company will receive cash or other property (other than capital stock), to agree to convert his or her Options into such consideration (in an amount representing the appreciation over the exercise price of such Options) or
(d) to surrender such Options or any unexercised portion thereof.

      13.   Option Grant.     Each grant of an option under the Plan will
be evidenced by a document in such form as the Committee may from time to time approve. Such document will contain such provisions as the Committee may in its discretion deem advisable, including without limitation additional restrictions or conditions upon the exercise of an Option, provided that such provisions are not inconsistent with any of the provisions of the Plan. The Committee may require an Optionee, as a condition to the grant or exercise of an Option or the payment therefor, to make such representations and warranties and to execute and deliver such notices of exercise and other documents as the Committee may deem consistent with the Plan or the terms and conditions of the option agreement. Not in limitation of any of the foregoing, in any such case referred to in the proceeding sentence the Committee may also require the Optionee to execute and deliver documents (including the investment letter, described in Section 14), containing such representations, warranties and agreements as the Committee or counsel to the Company shall deem necessary or advisable to comply with any exemption from registration under the Securities Act of 1993, as amended, any applicable State securities laws, and any other applicable law, regulation or rule.

      14.   Investment Letter.      If required by the Committee, each
Optionee shall agree to execute a statement directed to the Company, upon each and every exercise by such Optionee of any Options, that shares issued thereby are being acquired for investment purposes only and not with a view to the redistribution thereof, and containing an agreement that such shares will not be sold or transferred unless either (1) registered under the Securities Act of 1933, as amended, or (2) exempt from such registration in the opinion of Company counsel. If required by the Committee, certificates representing shares of Common Stock issued upon exercise of Options shall bear a restrictive legend summarizing the restrictions on transferability applicable thereto.

      15.   Requirements of Law.    The granting of Options, the issuance
of shares upon the exercise of an Option, and the delivery of shares upon the payment therefor shall be subject to compliance with all applicable laws, rules, and regulations. Without limiting the generality of the foregoing, the Company shall not be obligated to sell, issue or deliver any shares unless all required approvals from governmental authorities and stock exchanges shall have been obtained and all applicable requirements of governmental authorities and stock exchanges shall have been complied with.

      16. Tax Withholding. The Company, as and when appropriate, shall have the right to require each Optionee purchasing or receiving shares of Common Stock under the Plan to pay any federal, state, or local taxes required by law to be withheld.

      17. Nonassignability. No Option shall be assignable or transferable by an Optionee except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended (the "Code"), or Title I of the Employee Retirement Income Security Act ("ERISA") or the rules thereunder, in which event the terms of this Plan, including all restrictions and limitations set forth herein, shall continue to apply to the transferee. Except as otherwise provided in the immediately preceding sentence, during an Optionee's lifetime, no person other than the Optionee may exercise his or her Options.

      18. Optionee's Rights as Shareholder and Board Member. An Optionee shall have no rights as a shareholder of the Company with respect to any shares subject to an Option until the Option has been exercised and the certificate with respect to the shares purchased upon exercise of the Option has been duly issued and registered in the name of the Optionee. Nothing in the Plan shall be deemed to give an Optionee any right to a continued position on the Board nor shall it be deemed to give any person any other right not specifically and expressly provided in the Plan.

      19.   Termination and Amendment.    The Board may at any time terminate
or amend the Plan as it may deem advisable, except that (i) the provisions of this Plan relating to the amount of shares covered by Options, the exercise price of Options or the timing of Option grants or exercises shall not be amended more than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder, (ii) no such termination or amendment shall adversely affect any Optionee with respect to any right which has accrued under the Plan in regard to any Option granted prior to such termination or amendment, and (iii) no such amendment shall be effective without approval of the stockholders of the Company if the effect of such amendment is to (a) materially increase the number of shares of Common stock authorized for issuance pursuant to the Plan (otherwise than pursuant to Section 11), (b) increase the number of shares of Common Stock subject to Options, (c) reduce the exercise price of Options, (d) materially modify the requirements as to eligibility for participation in the Plan or (e) materially increase the benefits accruing to participants under the Plan.

      20. Sunday or Holiday. In the event that the time for the performance of any action or the giving of any notice is called for under the Plan within a period of time which ends or falls on a Sunday or legal holiday, such period shall be deemed to end or fall on the next date following such Sunday or legal holiday which is not a Sunday or legal holiday.

      21. Stockholder Approval. This Plan shall be presented to the Company's stockholders for their ratification and approval by vote of a majority of such stockholders present or represented on the date of the meeting of the stockholders at which this Plan is presented for approval. Options may be granted prior to stockholder approval of this Plan.